Exhibit 99.1

                                   ----------

                              OMNICOM FINANCE INC.,

                              OMNICOM CAPITAL INC.

                                       and

                              OMNICOM FINANCE PLC,

                                  as Borrowers

                            364-DAY CREDIT AGREEMENT

                           dated as of April 25, 2002

                                   ----------

                                 $1,580,000,000

                                   ----------

                                 CITIBANK, N.A.,
                             as Administrative Agent

                                   ----------

                           SALOMON SMITH BARNEY INC.,
                                as Lead Arranger

                                   ----------

                            THE BANK OF NOVA SCOTIA,
                             as Documentation Agent

                                   ----------

                               JPMORGAN CHASE BANK

                               FLEET NATIONAL BANK

                                       and

                              SANPAOLO IMI S.p.A.,
                              as Syndication Agents

                                   ----------

                              TABLE OF CONTENTS(1)

Section                                                                     Page
-------                                                                     ----
Section 1.     Definitions and Principles of Construction.....................1

     1.01         Defined Terms...............................................1
     1.02         Principles of Construction.................................11

Section 2.     Amount and Terms of Loans.....................................11

     2.01         The Loans..................................................11
     2.02         Minimum Amount of Each Borrowing...........................11
     2.03         Notice of Borrowing........................................11
     2.04         Disbursement of Funds......................................12
     2.05         Notes......................................................12
     2.06         Conversions................................................13
     2.07         Pro Rata Borrowings........................................13
     2.08         Interest...................................................13
     2.09         Interest Periods...........................................14
     2.10         Increased Costs, Illegality, etc...........................14
     2.11         Compensation...............................................16
     2.12         Change of Applicable Lending Office........................17

Section 3.     Fees; Termination or Reduction of Commitments; Commitment
                 Termination Date; Extension of Commitments; Increase
                 of Commitments..............................................17

     3.01         Fees.......................................................17
     3.02         Termination or Reduction of Commitments....................17
     3.03         Commitment Termination Date; Extension of Commitments......18
     3.04         Increase of Commitments....................................19
     3.05         Term Loan Election.........................................20

Section 4.     Prepayments; Payments.........................................21

     4.01         Voluntary Prepayments......................................21
     4.02         Method and Place of Payment................................21
     4.03         Net Payments...............................................22

Section 5.     Conditions Precedent..........................................24

     5.01         Effectiveness..............................................24
     5.02         Borrowings.................................................25

----------

(1) This Table of Contents is provided for convenience only and is not a part of the attached Credit Agreement.

Section 6.     Representations, Warranties and Agreements....................26

     6.01         Corporate Status...........................................26
     6.02         Corporate Power and Authority..............................27
     6.03         No Violation...............................................27
     6.04         Governmental Approvals.....................................27
     6.05         Litigation.................................................27
     6.06         True and Complete Disclosure...............................27
     6.07         Use of Proceeds; Margin Regulations........................28
     6.08         Tax Returns and Payments...................................28
     6.09         Compliance with ERISA......................................28
     6.10         Compliance with Statutes, etc..............................29
     6.11         Investment Company Act.....................................29
     6.12         Public Utility Holding Company Act.........................29

Section 7.     Affirmative Covenants.........................................29

     7.01         Information Covenants......................................29
     7.02         Books, Records and Inspections.............................30
     7.03         Corporate Franchises.......................................30
     7.04         Compliance with Statutes, etc..............................30
     7.05         ERISA......................................................30
     7.06         End of Fiscal Years; Fiscal Quarters.......................31

Section 8.     Negative Covenants............................................31

     8.01         Liens......................................................31
     8.02         Consolidation, Merger, Sale of Assets, etc.................31
     8.03         Leases.....................................................32
     8.04         Indebtedness...............................................32
     8.05         Advances, Investments and Loans............................32
     8.06         Transactions with Affiliates...............................32
     8.07         Limitation on Restrictions on Subsidiary Dividends and
                    Other Distributions......................................32
     8.08         Business...................................................33
     8.09         Dividends..................................................33

Section 9.     Event of Default..............................................33

     9.01         Payments...................................................33
     9.02         Representations, etc.......................................33
     9.03         Covenants..................................................33
     9.04         Default Under Other Agreements.............................33
     9.05         Bankruptcy, etc............................................34
     9.06         ERISA......................................................34
     9.07         Guaranty...................................................34
     9.08         Ownership of the Borrowers.................................35
     9.09         Ownership of the Guarantor.................................35

     9.10         Judgments..................................................35

Section 10.    The Administrative Agent; Agents..............................35

     10.01        Appointment................................................35
     10.02        Nature of Duties...........................................36
     10.03        Lack of Reliance on the Administrative Agent...............36
     10.04        Certain Rights of the Administrative Agent.................36
     10.05        Reliance...................................................37
     10.06        Indemnification............................................37
     10.07        The Administrative Agent in its Individual Capacity........37
     10.08        Holders....................................................37
     10.09        Resignation By the Administrative Agent....................37
     10.10        Lead Arranger, Documentation Agent and Syndication Agents..38
     10.11        Replacement................................................38

Section 11.    Miscellaneous.................................................38

     11.01        Payment of Expenses, etc...................................38
     11.02        Right of Setoff............................................39
     11.03        Notices....................................................39
     11.04        Benefit of Agreement.......................................39
     11.05        No Waiver; Remedies Cumulative.............................41
     11.06        Payments Pro Rata..........................................42
     11.07        Calculations; Computations.................................42
     11.08        Governing Law; Submission to Jurisdiction; Venue...........42
     11.09        Payment Denominations......................................43
     11.10        Counterparts...............................................43
     11.11        Headings Descriptive.......................................44
     11.12        Amendment or Waiver........................................44
     11.13        Survival...................................................44
     11.14        Domicile of Loans..........................................44
     11.15        Limitation on Additional Amounts, etc......................44

SCHEDULE I    -   Schedule of Commitments

EXHIBIT A-1   -   Form of Notice of Borrowing
EXHIBIT A-2   -   Form of Notice of Election of Term Option
EXHIBIT B     -   Form of Note
EXHIBIT C-1   -   Form of Opinion of Counsel (New York) - OFI, OCI and Guarantor
EXHIBIT C-2   -   Form of Opinion of Counsel (New York) - Banks
EXHIBIT C-3   -   Form of Opinion of Counsel (New York) - OFP
EXHIBIT C-4   -   Form of Opinion of Counsel (United Kingdom) - OFP
EXHIBIT D-1   -   Form of Officers' Certificate - OFI
EXHIBIT D-2   -   Form of Officers' Certificate - OCI
EXHIBIT D-3   -   Form of Officers' Certificate - OFP
EXHIBIT D-4   -   Form of Officers' Certificate - Guarantor
EXHIBIT E     -   Form of Guaranty

      364-DAY CREDIT AGREEMENT, dated as of April 25, 2002 among OMNICOM FINANCE INC., a corporation organized and existing under the laws of Delaware ("OFI"); OMNICOM CAPITAL INC., a corporation organized and existing under the laws of Connecticut ("OCI"); OMNICOM FINANCE PLC, a company organized and existing under the laws of England and Wales ("OFP", and, together with OFI and OCI, individually, a "Borrower" and collectively the "Borrowers"); the financial institutions listed in Schedule I (each a "Bank" and, collectively, the "Banks"); and CITIBANK, N.A., acting in the manner and to the extent described in Section 11 (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, the Borrowers have requested the Banks, and the Banks have agreed, to extend credit to the Borrowers on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:

      Section 1. Definitions and Principles of Construction.

      1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

      "Administrative Agent's Account" shall mean such account at the relevant Payment Office as the Administrative Agent may designate in writing to the other parties hereto.

      "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 8.06, an Affiliate of a Borrower shall include any Person that directly or indirectly owns more than 5% of such Borrower and any officer or director of such Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" shall mean this 364-day Credit Agreement, as modified, supplemented or amended from time to time.

      "Applicable Lending Office" shall mean, with respect to each Bank, (i) such Bank's Base Rate Lending Office in the case of a Base Rate Loan, and (ii) such Bank's Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan.

      "Applicable Margin" for Eurocurrency Rate Loans and "Applicable Facility Fee Rate" at any time shall mean the respective rates per annum set forth in the table below opposite the applicable Rating Level at such time:

                       Applicable Margin    Applicable Margin
                             for                  for
                         Eurocurrency          Term Loans
                         Rate Loans             that are         Applicable
                         (other than           Eurocurrency       Facility
      Rating Level       Term Loans)           Rate Loans         Fee Rate
      ------------       -----------           ----------         --------

      Rating Level 1        0.19%                 0.45%            0.085%

      Rating Level 2        0.275%                0.65%            0.10%

      Rating Level 3        0.34%                 0.75%            0.11%

      Rating Level 4        0.425%                0.90%            0.125%

      Rating Level 5        0.60%                 1.25%            0.15%

provided that, if the aggregate principal amount outstanding of the Eurocurrency Rate Loans (other than Term Loans) on any day exceeds 50% of the Total Commitment on such day, the Applicable Margin for Eurocurrency Rate Loans (other than Term Loans) for that day shall be 0.05% higher than the rate set forth above, when the applicable Rating Level is Rating Level 1, 0.075% higher than the rate set forth above, when the applicable Rating Level is Rating Level 2, 0.10% higher than the rate set forth above when the applicable Rating Level is Rating Level 3 or Rating Level 4, and 0.25% higher than the rate set forth above, when the applicable Rating Level is Rating Level 5, and provided, further, that, if the Moody's Rating or the S&P Rating relates to the Guarantor Subordinated Debt, then the respective rates set forth above shall be determined by reference to the Rating Level which is one level higher than the Rating Level which would otherwise apply to such Guarantor Subordinated Debt (for the purpose of which determination, Rating Level 1 shall be the highest rating).

      "Bank" and "Banks" shall have the meaning provided in the first paragraph of this Agreement.

      "Bankruptcy Code" shall have the meaning provided in Section 9.05.

      "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% or (b) the rate of interest publicly announced by Citibank in New York, New York, from time to time, as Citibank's base rate (or, if Citibank ceases to be the Administrative Agent, the rate of interest publicly announced by the successor Administrative Agent as its prime lending rate in New York, New York, from time to time). Each change in any interest rate provided for herein as the basis for determining the Base Rate shall be taken into account for that purpose with effect at the time of such change.

      "Base Rate Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as such in the Administrative Questionnaire.

      "Base Rate Loan" shall mean any Loan that bears interest based upon the Base Rate.

      "Borrower" and "Borrowers" shall mean, individually or collectively, as the case may be, each of OFI, OFP and OCI.

      "Borrowing" shall mean the borrowing of Loans of one Type from all the Banks on a given date (or the conversion of such Loan or Loans of a Bank or Banks on a given date).

      "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a Borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurocurrency Rate Loan or a notice by any Borrower with respect to any such Borrowing, payment, prepayment or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market.

      "Citibank" shall mean Citibank, N.A. and its successors.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Commercial Paper" shall mean commercial paper of any Borrower which is not backed by the Letter of Credit referred to in the Amended and Restated Credit Agreement dated as of May 10, 1996 amended and restated as of February 20, 1998 and as subsequently amended, among OFI, OFP, ABN Amro Bank N.V., New York Branch, as Administrative Agent and Co-Arranger, Chase Securities, Inc., as Syndication Agent, ABN Amro Bank, N.V., New York Branch and Chase Manhattan Bank, as Managing Banks, and the financial institutions identified therein as the Banks, as lenders.

      "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto, as the same may be (x) reduced from time to time pursuant to Section 3.02 and/or Section 9, (y) increased pursuant to
Section 3.04 and/or (z) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 11.04(b).

      "Commitment Termination Date" shall have the meaning provided in Section 3.03(a).

      "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business, (y) guarantees of customary indemnification obligations in connection with acquisition agreements and (z) guarantees of earn-out payment obligations in connection with the purchase of property or services to the extent that they are still contingent. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      "Credit Documents" shall mean this Agreement, each Note and the Guaranty as modified, supplemented or amended from time to time.

      "date hereof" and "date of this Agreement" shall mean April 25, 2002.

      "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

      "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

      "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with OFI or any of its Subsidiaries or together with OCI or any of its Subsidiaries would be member of the same "controlled group" within the meaning of Section 414 (b), (c), (m) and (o) of the Code.

      "Eurocurrency Base Rate" shall mean, with respect to the Interest Period for a Eurocurrency Rate Loan, (a) the rate per annum appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of 11:00 a.m. (London time) on the date two Business Days prior to the first day of the Interest Period for such Loan as the London Interbank Offered Rate (as defined below) for deposits denominated in Dollars having a term comparable to such Interest Period and (if applicable) in an amount of $1,000,000 or more, or (b) if no such rate appears on such page or if such page shall cease to be publicly available or if the information appearing on such page, in the reasonable judgment of the Administrative Agent, shall cease accurately to reflect the rate offered by leading banks in the London interbank market (the "London Interbank Offered Rate") (as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the reasonable judgment of the Administrative Agent, accurately reflects the London Interbank Offered Rate), the average of the offered quotations to first-class banks in the London interbank market by each of the Reference Banks for deposits denominated in Dollars in amounts comparable to the outstanding principal amount of the Eurocurrency Rate Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Rate Loan, determined as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that, if any Reference Bank fails to provide the Administrative Agent with its aforesaid quotation, the Eurocurrency Base Rate shall be based on the quotation or quotations provided to the Administrative Agent by the other Reference Bank or Reference Banks (and rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1%).

      "Eurocurrency Lending Office" shall mean, for each Bank, the office of such Bank (or of an Affiliate of such Bank) specified as such in the Administrative Questionnaire.

      "Eurocurrency Rate" shall mean, with respect to the Interest Period for a Eurocurrency Rate Loan, the rate per annum (rounded upward if necessary to the next whole multiple of 1/100 of 1%) determined by dividing (i) the Eurocurrency Base Rate applicable to such Interest Period by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D) with comparable maturities.

      "Eurocurrency Rate Loan" shall mean any Loan that bears interest at a rate based on the rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

      "Event of Default" shall have the meaning provided in Section 9.

      "Existing Commitment Termination Date" shall have the meaning provided in
Section 3.03(b).

      "Existing Indebtedness" shall have the meaning provided in Section 8.04.

      "Facility Fee" shall have the meaning provided in Section 3.01(a).

      "Federal Funds Rate" shall mean a fluctuating interest rate per annum, equal for each day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

      "Final Maturity Date" shall have the meaning provided in Section 3.05.

      "Foreign Subsidiary" shall mean any Subsidiary which is not organized under the laws of the United States of America, a State of the United States of America or the District of Columbia and substantially all of whose assets and business are located or conducted outside the United States of America.

      "Governmental Authority" shall mean the United States or any other nation, or any political subdivision of any thereof (whether state or local), and any government, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantor" shall mean Omnicom Group Inc., a corporation organized and existing under the laws of New York.

      "Guarantor Debt" shall mean Guarantor Senior Debt and Guarantor Subordinated Debt.

      "Guarantor Senior Debt" shall mean (i) non-credit enhanced long-term senior unsecured debt of the Guarantor or (ii) non-credit enhanced long-term senior unsecured debt of a Subsidiary of the Guarantor guaranteed by the Guarantor.

      "Guarantor Subordinated Debt" shall mean Subordinated Indebtedness (as defined in the Guaranty) of the Guarantor that is long-term, unsecured and non-credit enhanced, including (without limitation) non-credit enhanced long-term subordinated unsecured debt of a Subsidiary of the Guarantor guaranteed by the Guarantor, which guaranty qualifies as Subordinated Indebtedness (as defined in the Guaranty).

      "Guaranty" shall have the meaning provided in Section 5.01(d).

      "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money (whether by loan or issuance and sale of debt securities or otherwise) or for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent), (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder (other than letters of credit issued in support of accrued expenses and accounts payable incurred in the ordinary course of business), (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person,
(iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person.

      "Interest Determination Date" shall mean, with respect to any Eurocurrency Rate Loan, the second Business Day prior to the commencement of the Interest Period relating to such Eurocurrency Rate Loan.

      "Interest Period" shall have the meanings provided in Sections 2.09.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any capital lease, but excluding any operating lease even if accompanied by a precautionary filing under the UCC).

      "Loan" shall have the meaning provided in Section 2.01(a).

      "London Interbank Offered Rate" shall have the meaning as provided in the definition of "Eurocurrency Base Rate".

      "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

      "Material Subsidiary" shall mean a Subsidiary of the Guarantor (other than a Borrower) that alone or together with its Subsidiaries (i) as of the end of the most recently completed fiscal year of the Guarantor accounted, in terms of investments therein or advances thereto by the Guarantor and its Subsidiaries, for more than 10% of the consolidated assets of the Guarantor and its Subsidiaries, (ii) as of the end of such fiscal year owned more than 10% of the consolidated assets of the Guarantor and its Subsidiaries, or (iii) accounted in such fiscal year for more than 10% of the consolidated income of the Guarantor and its Subsidiaries from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles, all as set forth in the consolidated financial statements of the Guarantor for such fiscal year.

      "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

      "Moody's Rating" shall mean, as at any time, (i) the rating then currently in effect by Moody's relating to the Guarantor Senior Debt and (ii) if there is no rating then currently in effect by Moody's relating to the Guarantor Senior Debt, the rating then currently in effect by Moody's relating to the Guarantor Subordinated Debt and (iii) if there is no rating then currently in effect relating to the Guarantor Debt, the corporate credit rating (if any) then currently in effect by Moody's.

      "Note" shall have the meaning provided in Section 2.05(a).

      "Notice of Borrowing" shall have the meaning provided in Section 2.03.

      "Notice of Conversion" shall have the meaning provided in Section 2.06.

      "Notice of Election of Term Option" shall have the meaning provided in
Section 3.05.

      "Notice Office" shall mean the office of the Administrative Agent located at Bank Loan Syndications, 2 Penn's Way, New Castle, Delaware 19720, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

      "Obligations" shall mean all amounts owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

      "OCI" shall have the meaning provided in the first paragraph of this Agreement.

      "OFI" shall have the meaning provided in the first paragraph of this Agreement.

      "OFP" shall have the meaning provided in the first paragraph of this Agreement.

      "Payment Office" shall mean the office designated by the Administrative Agent as such to the other parties hereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

      "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date hereof was maintained, for employees of OFI or by a Subsidiary of OFI or an ERISA Affiliate.

      "PTR Scheme" shall mean the Provisional Treaty Relief scheme as described in Inland Revenue Guidelines dated July 1999 and administered by the Inland Revenue's Centre for Non-Residents.

      "Rating Level 1" shall mean (a) no Specified Event of Default has occurred and is continuing and (b) the Moody's Rating is greater than or equal to Al or the S&P Rating is greater than or equal to A+.

      "Rating Level 2" shall mean (a) no Specified Event of Default has occurred and is continuing, (b) the Moody's Rating is A2 or the S&P Rating is A and (c) Rating Level 1 is not in effect.

      "Rating Level 3" shall mean (a) no Specified Event of Default has occurred and is continuing, (b) the Moody's Rating is A3 or the S&P Rating is A- and (c) neither Rating Level 1 nor Rating Level 2 is in effect.

      "Rating Level 4" shall mean (a) no Specified Event of Default has occurred and is continuing, (b) the Moody's Rating is Baa1 or the S&P Rating is BBB+ and
(c) none of Rating Level 1, Rating Level 2 or Rating Level 3 is in effect.

      "Rating Level 5" shall mean none of Rating Level 1, Rating Level 2, Rating Level 3 or Rating Level 4 is in effect.

      "Reference Banks" shall mean Citibank, JPMorgan Chase Bank, The Bank of Nova Scotia and Sanpaolo IMI S.p.A.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

      "Relevant Institution" shall have the meaning provided in Section 11.02.

      "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

      "Required Banks" shall mean, at any time, Banks holding at least 66-2/3% (or more than 50% in the case of Section 10) of the Total Commitment or, if the Total Commitment has been terminated, Banks holding at least 66-2/3% (or more than 50% in the case of Section 10) of the then aggregate unpaid principal amount of the Obligations.

      "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor thereto.

      "S&P Rating" shall mean, as at any time, (i) the rating then currently in effect by S&P relating to the Guarantor Senior Debt and (ii) if there is no rating then currently in effect by S&P relating to the Guarantor Senior Debt, the rating then currently in effect by S&P relating to the Guarantor Subordinated Debt and (iii) if there is no rating then currently in effect by S&P relating to the Guarantor Debt, the corporate credit rating (if any) then currently in effect by S&P.

      "SEC" shall have the meaning provided in Section 7.01(c).

      "Specified Event of Default" shall mean (a) an Event of Default described in any of Sections 9.01(i), 9.01(ii) (in respect of interest only), 9.04 or 9.10, (b) any default by the Guarantor in the due performance or observance by it of clauses (m)(vi), (o) or (p) of Section 7 of the Guaranty, which default
(x) if it occurs during any of the first three fiscal quarters of the Guarantor, shall be continuing from and after the date 30 days after the last day of the fiscal quarter in which such default occurs and (y) if it occurs during the fourth fiscal quarter of the Guarantor, shall be continuing from and after the date 60 days after the last day of the fiscal quarter in which such default occurs, (c) the Guaranty shall cease to be in full force and effect, or (d) the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guaranty.

      "Subsidiary" shall mean, as to any Person (the "Relevant Person"), any other Persons whose financial condition and results are (or should, under U.S. generally accepted accounting principles, be) consolidated into the financial statements of the Relevant Person.

      "Taxes" shall have the meaning provided in Section 4.03.

      "Term Loan" shall have the meaning provided in Section 3.05.

      "Term Note" shall have the meaning provided in Section 3.05.

      "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks at such time.

      "Treaty Lender" shall have the meaning provided in Section 4.03(c).

      "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurocurrency Rate Loan.

      "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

      "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

      "United States" and "U.S." shall each mean the United States of America.

      1.02 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

      (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in conformity with those used in the preparation of the financial statements referred to in Section 6(e) of the Guaranty.

      Section 2. Amount and Terms of Loans.

      2.01 The Loans. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Commitment severally agrees, at any time commencing on the date hereof to but not including the Commitment Termination Date, to make loans (each, a "Loan" and collectively, as the context requires, the "Loans") to each Borrower in Dollars, which Loans (i) shall, at the option of such Borrower, be Base Rate Loans or Eurocurrency Rate Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type, and (ii) may be repaid, prepaid and reborrowed in accordance with the provisions hereof; provided, however, that the aggregate principal amount of Loans outstanding from any Bank shall at no time exceed (after giving effect to the use of the proceeds of any Loan then being made) an amount equal to the Commitment of such Bank at such time. More than one Borrowing may occur on the same date.

      (b) Anything in this Section 2.01 to the contrary notwithstanding, the aggregate unpaid principal amount of all Loans outstanding at the same time shall not exceed the Total Commitment at such time.

      2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing hereunder shall be not less than $10,000,000 or a larger whole multiple of $1,000,000 for each such Loan, except as required by Section 2.10(b). Borrowings of Loans of different Types or, in the case of Eurocurrency Rate Loans, having different Interest Periods, at the same time hereunder shall be deemed separate Borrowings.

      2.03 Notice of Borrowing. Whenever any Borrower desires to make a Borrowing hereunder, it shall give the Administrative Agent notice thereof at its Notice Office by noon (New York time) on the date three Business Days prior to each Eurocurrency Rate Loan and by noon (New York time) on the date of each Base Rate Loan. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A-1, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be maintained as Base Rate Loans or Eurocurrency Rate Loans and, in the case of Eurocurrency Rate Loans, the Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

      2.04 Disbursement of Funds. No later than 2:00 p.m. (New York time) on the date specified in each Notice of Borrowing for Base Rate Loans and noon (New York time) on the date specified in each Notice of Borrowing for Eurocurrency Rate Loans, each Bank will make available, through such Bank's Applicable Lending Office, its pro rata portion of each Borrowing requested to be made on such date by any Borrower under Section 2.01, in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to such Borrower at its Payment Office the aggregate of the amounts so made available by the Banks in immediately available funds. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the relevant Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the relevant Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Administrative Agent of funding the relevant amount and (ii) if recovered from such Borrower, the then applicable rate for Base Rate Loans or Eurocurrency Rate Loans, as the case may be. Nothing in this Section 2.04 shall be deemed to release any Bank from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

      2.05 Notes. (a) Upon request of any Bank through the Administrative Agent, the obligation of each Borrower to pay the principal of, and interest on, the Loans made by such Bank to such Borrower shall be evidenced by a promissory note duly executed and delivered by such Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes").

      (b) The Note (if any) issued to each Bank shall (i) be payable to such Bank and be dated the date of this Agreement, (ii) mature, with respect to each Loan evidenced thereby, in the case of a Eurocurrency Rate Loan, on the last day of its Interest Period, and in the case of a Base Rate Loan, on the Commitment Termination Date, (iii) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans and Eurocurrency Rate Loans, as the case may be, evidenced thereby and (iv) be entitled to the benefits of this Agreement and the Guaranty.

      (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the relevant Borrower's obligations in respect of such Loans.

      2.06 Conversions. Each Borrower shall have the option to convert on any Business Day all or a portion equal to at least $5,000,000 of the outstanding principal amount of the Base Rate Loans made to such Borrower pursuant to one or more Borrowings into a Borrowing of Eurocurrency Rate Loans, provided that (i) no Default or Event of Default is in existence on the date of the conversion and
(ii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings than is permitted under Section 2.01. Each such conversion shall be effected by the relevant Borrower by giving the Administrative Agent at its Notice Office prior to noon (New York time) at least three Business Days' prior notice (a "Notice of Conversion") specifying the Base Rate Loans to be so converted and the Interest Period to be applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Base Rate Loans.

      2.07 Pro Rata Borrowings. All Borrowings under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

      2.08 Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the Base Rate in effect from time to time.

      (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurocurrency Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during the Interest Period applicable thereto, be the Eurocurrency Rate for such Interest Period plus the Applicable Margin.

      (c) Subject to Section 11.09, overdue principal and overdue interest in respect of each Loan and any other overdue amount payable by any Borrower hereunder shall bear interest at a rate per annum equal to 2% per annum in excess of the Base Rate in effect from time to time; provided, however, that no Loan shall bear interest after maturity at a rate per annum, less than 2% in excess of the rate of interest applicable thereto at maturity.

      (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurocurrency Rate Loan, on the last day of the Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      (e) On each Interest Determination Date, the Administrative Agent shall determine the interest rate for the Eurocurrency Rate Loans for which such determination is being made, and shall promptly notify the relevant Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

      2.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into any Eurocurrency Rate Loan, the relevant Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period or interest periods (each, an "Interest Period") applicable to such Eurocurrency Rate Loan, each of which shall, at the option of such Borrower, be a one, two, three, six or (subject to availability as determined by 100% of the Banks) nine month period or, (subject to availability as determined by 100% of the Banks) if such Eurocurrency Rate Loan is a Term Loan made pursuant to Section 3.05 hereof, twelve month period, provided that: (i) all Eurocurrency Rate Loans comprising a Borrowing shall at all times have the same Interest Period except as otherwise required by Section 2.10(b); (ii) the Interest Period for any Eurocurrency Rate Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion of a Base Rate Loan into Eurodollar Rate Loan); (iii) if the Interest Period relating to a Eurocurrency Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if the Interest Period for a Eurocurrency Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and
(v) no Interest Period shall extend beyond the Commitment Termination Date.

      2.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the London interbank market for deposits in

      Dollars, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurocurrency Rate Loan because of (x) any change since the date hereof in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), such as, for example, but not limited to, (1) a change in the basis of taxation of payments to any Bank or its Applicable Lending office of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank or its Applicable Lending Office imposed by any jurisdiction in which its principal office or Applicable Lending Office is located) or (2) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency Rate, and/or (y) other circumstances affecting such Bank or the interbank Eurocurrency market, or the position of such Bank in such market; or

            (iii) at any time, that the making of any Eurocurrency Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market for Dollar deposits;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrowers, accompanied by an explanation of the basis therefor, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurocurrency Rate Loans of the maturities identified by the Administrative Agent in such notice as unavailable shall no longer be available until such time as the Administrative Agent notifies the relevant Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the relevant Borrower with respect to its affected Eurocurrency Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the Borrower to whom the Eurocurrency Rate Loan was made shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, certified to such Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause
(iii) above, take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

      (b) At any time that any Eurocurrency Rate Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower to whom such Loan was made may (and in the case of a Eurocurrency Rate Loan affected by the circumstances described in Section 2.10(a)(iii) shall) either (i) if the affected Loan is then being made initially or pursuant to a conversion cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) of the cancellation on the same date that such Borrower was notified by the Bank or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected Eurocurrency Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, prepay the Eurocurrency Rate Loans of the affected Bank and reborrow the same as Base Rate Loans, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.10(b).

      (c) If any Bank determines at any time that any applicable law or governmental rule, regulation order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, which shall have become effective or applicable after the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or a holding company of which such Bank is a Subsidiary based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Borrowers shall pay to such Bank upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such holding company for the increased cost to such Bank as a result of such increase of capital; such obligations of the Borrowers shall be joint and several. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrowers, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 2.10(c), absent manifest error.

      2.11 Compensation. Each Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurocurrency Rate Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurocurrency Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the relevant Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 2.04 and any prepayment made pursuant to Section 4.01) occurs on a date which is not the last day of the Interest Period with respect thereto; (iii) if any prepayment of any of its Eurocurrency Rate Loans is not made on any date specified in a notice of prepayment given by the relevant Borrower; or (iv) as a consequence of (x) any other default by the relevant Borrower to repay its Loans when required by the terms of this Agreement or any Note of such Bank or (y) any prepayment made pursuant to Section 2.10(b).

      2.12 Change of Applicable Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of or a payment obligation of any Borrower under Section 2.10(a)(ii) or (iii), 2.10(c) or 4.03 with respect to such Bank, such Bank will, if requested by any of the Borrowers, use its best efforts to designate another Applicable Lending Office for any Loans affected by such event, with the object of avoiding the consequence of the event giving rise to the operation of any such Section; provided that no such designation shall be made if, in the reasonable judgment of such Bank, such Bank would suffer any administrative, economic, legal, tax or regulatory disadvantage. Nothing in this
Section 2.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Bank provided in Section 2.10 or 4.03.

      Section 3. Fees; Termination or Reduction of Commitments; Commitment Termination Date; Extension of Commitments; Increase of Commitments.

      3.01 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent on the dates set forth below, for distribution to the Banks, a facility fee (the "Facility Fee") for the period from the date of this Agreement until the Commitment Termination Date (or such earlier date as the Total Commitment shall have been terminated) computed at the Applicable Facility Fee Rate on the Total Commitment. Accrued Facility Fees shall be due and payable quarterly in arrears on the third Business Day of each April, July, October and January of each year, for the calendar quarter ending most recently prior to such payment date, and on the Commitment Termination Date or upon such earlier date as the Total Commitment shall be terminated.

      (b) The Borrowers jointly and severally agree to pay to the Administrative Agent on the date of this Agreement, for distribution to each Bank, such fees as may be agreed in writing between the Borrowers, the Administrative Agent and the Banks.

      (c) The Borrowers shall pay to the Administrative Agent, for its own account, such fees as may be agreed to from time to time between the Borrowers and the Administrative Agent.

      3.02 Termination or Reduction of Commitments. (a) On the Commitment Termination Date, the Total Commitment (and the Commitment of each Bank) shall terminate in its entirety.

      (b) Upon at least five Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Guarantor shall have the right, without premium or penalty, to reduce or terminate the Total Commitment in whole or in part, in integral multiples of $10,000,000 or lesser whole multiples of $1,000,000; provided that any such reduction or termination must be applied to reduce the Total Commitment on a pro rata basis and (ii) no such reduction of the Total Commitment shall reduce the Total Commitment to less than the aggregate amount of the Loans then outstanding.

      3.03 Commitment Termination Date; Extension of Commitments. (a) The "Commitment Termination Date" shall be April 24, 2003 or such later date to which the Commitment Termination Date has been extended pursuant to Section 3.03(b).

      (b) (i) The Guarantor may, by notice to the Administrative Agent (which shall promptly so notify the Banks) given not earlier than 60 days and not later than 45 days before the Commitment Termination Date then in effect (the "Existing Commitment Termination Date"), request that the Banks extend the Commitment Termination Date for an additional 364 days from the Existing Commitment Termination Date. Such request shall be accompanied by a certificate of a senior officer of the Guarantor stating that no Default or Event of Default has occurred and is continuing and that since the date of the annual consolidated financial statements received by the Banks pursuant to Section 7(a) of the Guaranty most immediately prior to the date of such request, there has been no material adverse change in the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole. Each Bank which, in its sole discretion, agrees to so extend the Commitment Termination Date and its Commitment (an "Extending Bank") shall notify the Administrative Agent in writing of such Bank's agreement to such extension not earlier than 45 days and not later than 35 days prior to the Existing Commitment Termination Date, such notice to be revocable until the Consent Date, whereupon it will become irrevocable. Any Bank that fails to so notify the Administrative Agent shall be deemed to have declined to agree to the requested extension (such Banks, together with such Banks as shall have notified the Administrative Agent of their decision not to so extend the Commitment Termination Date and their respective Commitments, the "Non-Extending Banks"). The Administrative Agent shall promptly, and in any event not later than 30 days prior to the Existing Commitment Termination Date (the "Consent Date"), notify the Guarantor of the Banks' respective decisions.

      (ii) The Guarantor shall have the right, during the period commencing on the Consent Date and ending three Business Days prior to the Existing Commitment Termination Date (the "Determination Date"), to replace the Commitments of the Non-Extending Banks with such additional Commitments as the Extending Banks may irrevocably agree, by notice to the Administrative Agent, to make. The Administrative Agent shall promptly give the Guarantor notice of any such irrevocable agreement. If the aggregate amount of such additional Commitments from Extending Banks is less than the aggregate amount of the Commitments of the Non-Extending Banks, the Guarantor shall have the right to add to this

Agreement one or more new banks to replace such difference in Commitments (each Extending Bank so agreeing and each such new bank, an "Additional Commitment Bank"). Each Additional Commitment Bank shall enter into an agreement in form and substance satisfactory to the Guarantor and the Administrative Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing Commitment Termination Date, have undertaken a Commitment (which, if such Additional Commitment Bank is an Extending Bank, shall be in addition to such Extending Bank's Commitment hereunder on such date).

      (iii) If on the Determination Date (x) the sum of the total Commitments of the Extending Banks and the total Commitments of the Additional Commitment Banks is more than 50% of the Commitments in effect immediately prior to the Existing Commitment Termination Date and (y) no Default or Event of Default has occurred and is continuing, then, effective as of the Existing Commitment Termination Date, the Commitment Termination Date shall be extended to the date 364 days after the Existing Commitment Termination Date (except that, if the date to which the Commitment Termination Date is to be extended is not a Business Day, the Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement, the Commitment of each Additional Commitment Bank which is an Extending Bank shall be increased in accordance with its agreement referred to in Section 3.03(b)(ii) and the respective Commitments of the other Extending Banks shall continue to be as they were before such extension became effective. The Administrative Agent shall promptly give the Banks, the Borrowers and the Guarantor written notice of each extension effected pursuant to this Section 3.03, the post-extension levels of the Commitments of the various Banks and the Commitment Termination Date as extended.

      (iv) The Commitment of each Non-Extending Bank shall terminate on the Existing Commitment Termination Date and each Non-Extending Bank shall be paid in full all amounts owing to it hereunder and remaining unpaid on or before the Existing Commitment Termination Date.

      3.04 Increase of Commitments. The Guarantor shall have the right, at any time prior to the then Existing Commitment Termination Date, without the consent of the Required Banks, to effect an increase or increases in the Total Commitment to any amount up to $1,800,000,000; provided that (i) each increase shall be in a minimum amount of $1,000,000 and multiples of $1,000,000 in excess thereof; (ii) no Default or Event of Default has occurred and is continuing; and
(iii) one or more of the existing Banks agree, but are not required to agree, to increase their respective Commitments hereunder and/or one or more new banks, satisfactory to the Guarantor and reasonably satisfactory to the Administrative Agent, agree to provide Commitments hereunder. Notice from the Guarantor requesting such increase shall be given to the Banks, with a copy to the Administrative Agent, at least three Business Days before the proposed effective date for such increase. An increase in the Total Commitments pursuant to this
Section 3.04 shall not, however, be permitted if the Total Commitment shall have been reduced pursuant to Section 3.02(b) during the preceding four months.

      3.05 Term Loan Election. (a) The Guarantor may, by delivering to the Administrative Agent a notice (a "Notice of Election of Term Option") substantially in the form of Exhibit A-2 hereto, not more than 30 nor less than 5 Business Days before the Existing Commitment Termination Date, elect that all of the Loans of each Bank to a Borrower outstanding as at the close of business New York time on such Existing Commitment Termination Date be converted, effective at such time, to a term loan (a "Term Loan") payable by such Borrower to such Bank, which Term Loan shall (i) be in a principal amount equal to the aggregate outstanding principal amount of such Loans, (ii) mature on the date (the "Final Maturity Date") that is the earlier of (x) the date one year after such Existing Commitment Termination Date or (y) the date specified by the Guarantor in such Notice of Election of Term Option (and each outstanding Note shall automatically be deemed amended accordingly), (iii) bear interest, until the payment in full thereof, at the rates provided for in Section 2.08 and otherwise constitute a "Loan" for all purposes of this Agreement and a "Guaranteed Obligation" for all purposes of the Guaranty and (iv) at the option of the Guarantor be Base Rate Loans or Eurocurrency Rate Loans; provided that the election provided for in this Section 3.05 shall not take effect if, on the date of the Notice of Election of Term Option or on the Existing Commitment Termination Date, a Default or Event of Default has occurred and is continuing. Upon the effectiveness of the conversion provided for in this Section 3.05,
Section 2.01(a)(ii) shall cease to be in effect, and each Borrower agrees that it will, forthwith upon the request of any Bank through the Administrative Agent, issue a new promissory note (a "Term Note") in favor of such Bank in substantially the form of Exhibit B to the Amendment and Restatement in the amount of the Term Loan of such Bank to such Borrower provided herein, in exchange for the Note or Notes held by such Bank (which shall be promptly returned to the Guarantor, through the Administrative Agent, marked "Cancelled"), or, upon presentation of evidence to the reasonable satisfaction of the Administrative Agent (in the Administrative Agent's sole discretion) of the loss, destruction or theft of the Note or Notes held by such Bank, and upon delivery to the Administrative Agent, for the benefit of the Borrower or Borrowers having issued such Note or Notes, an indemnity, in form and substance satisfactory to such Borrower or Borrowers, made by such Bank and holding such Borrower or Borrowers harmless, in lieu of any such lost, destroyed or stolen Note or Notes, which Term Note shall be deemed to be a "Note" for all purposes of this Agreement and of the Guaranty.

      (b) The Guarantor shall, in the case of any Eurocurrency Rate Loan made pursuant to a Notice of Election of Term Option as provided in this Section 3.05 or pursuant to the conversion of a Term Loan which is a Base Rate Loan as provided in Section 2.06 or in the case of the continuation of any Eurocurrency Rate Loan which is a Term Loan, give notice to the Administrative Agent at its Notice Office by noon (New York time) on that date three Business Days prior to the making, conversion or continuation of such Eurocurrency Rate Loan, as the case may be, stating its election of the Interest Period to be applied to such Eurocurrency Rate Loan, provided, however, that: (i) the Interest Period for any Eurocurrency Rate Loan which is a Term Loan shall commence on the date such Eurocurrency Rate Loan is made, converted or continued, (ii) if the Interest Period relating to a Eurocurrency Rate Loan which is a Term Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month, (iii) if any Interest Period relating to a Eurocurrency Rate Loan which is a Term Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if the Interest Period relating to a Eurocurrency Rate Loan which is a Term Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day and (iv) no Interest Period relating to a Eurocurrency Rate Loan which is a Term Loan may be elected or deemed elected by the Guarantor if it would extend beyond the Final Maturity Date. If any such Interest Period would extend beyond the Final Maturity Date, then such Interest Period shall end on the Final Maturity Date. If the Guarantor fails to timely give such notice of Interest Period respecting any Term Loan to the Administrative Agent then the Guarantor shall be deemed to have elected that the Term Loan shall be a Base Rate Loan, provided that, notwithstanding Section 2.06(i) hereof, any such Base Rate Loan so deemed elected may be converted into a Eurocurrency Rate Loan upon delivery by the Borrower of a Notice of Conversion respecting such Base Rate Loan to the Administrative Agent at its Notice Office prior to noon (New York time) at least three Business Days' prior to the effectiveness of such conversion pursuant to Section 2.06."

      Section 4. Prepayments; Payments.

      4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent at its Notice Office at least two Business Days' prior notice (in the case of Eurocurrency Rate Loans) and same-day prior notice (in the case of Base Rate Loans) of its intent to prepay the Loans, the amount of such prepayment, the Types of Loans to be prepaid, and, in the case of Eurocurrency Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 in the case of Base Rate Loans and $5,000,000 in the case of Eurocurrency Rate Loans; provided that no partial prepayment made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000 in the case of Base Rate Loans and $5,000,000 in the case of Eurocurrency Rate Loans; (iii) prepayments of Eurocurrency Rate Loans made pursuant to this Section 4.01 may only be made if at the time of such prepayment such Borrower shall have paid in full all amounts requested by any of the Banks pursuant to Section 2.11; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

      4.02 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for account of the Bank or Banks entitled thereto not later than 3:00 p.m. (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

      4.03 Net Payments. (a) All payments made by the Borrowers hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located ("Excluded Taxes") and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). The Borrowers shall reimburse each Bank, upon the written request of such Bank, for Excluded Taxes in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence. If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

      (b) Each Bank shall designate an Applicable Lending Office that, on the date of this Agreement or (in the case of any Person that becomes a Bank hereunder by means of an assignment) on the date that such Bank becomes a party hereto, is entitled to a zero rate of United States withholding tax on all payments made hereunder by OFI and OCI. On the date of this Agreement, each Bank organized under the laws of a jurisdiction outside the United States has provided OFI and OCI with the forms prescribed by the Internal Revenue Service of the United States (currently Forms W-8BEN or W-8ECI) certifying such Bank's exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes as at the date of such certificate. Each Bank shall provide such forms (or appropriate replacement forms) on an updated basis from time to time if requested by OFI or OCI. Unless the Borrowers have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, OFI and OCI shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States. If any Bank organized under the laws of a jurisdiction outside the United States fails to provide OFI and OCI, with the prescribed forms referred to in the second, third and fourth sentences of this Section 4.03(b), and notwithstanding Section 11.14, the Borrowers shall not be required to compensate such Bank under Section 4.03(a) for the amount of taxes withheld pursuant to the immediately preceding sentence; provided that this sentence shall be inapplicable to any Bank that is not able to make the certification set forth in such prescribed forms as a result of a change in United States federal income tax law, regulation or interpretation occurring after the date of this Agreement, or to an amendment, modification or revocation of an applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case, occurring after the date hereof.

      (c) In respect of Loans to OFP, each Bank shall designate an Applicable Lending Office that, on the date of this Agreement or (in the case of any Person that becomes a Bank hereunder by means of an assignment) on the date such Bank becomes a party hereto is either (i) within the charge to United Kingdom corporation tax in respect of interest in respect of an advance by a person that was a bank (for the purposes of Section 349 Income and Corporation Taxes Act
1988) at the time the advance was made; or (ii) resident in a country with which the United Kingdom has a double taxation agreement which makes provision for full exemption from United Kingdom taxation on interest and does not carry on business in the United Kingdom through a permanent establishment with which the payment is effectively connected (each such bank which is so resident being hereinafter in this Section 4.03 referred to as a "Treaty Lender"). If any Bank ceases to be within clause (i) or (ii) above other than by reason of any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or double taxation agreement or any published practice or concession of any relevant taxing authority, the Borrowers shall not be required to compensate such Bank under Section 4.03(a) for the amount of taxes withheld pursuant to the immediately preceding sentence. Any Bank within clause
(ii) above shall cooperate with OFP in promptly completing any procedural formalities necessary for OFP to obtain authorization to make interest payments without deduction for UK income tax.

      (d) Each Treaty Lender irrevocably appoints the Administrative Agent to Act as syndicate manager under, and authorizes the Administrative Agent to operate, and take any action necessary or desirable under, the PTR Scheme in connection with the Facility. Each Treaty Lender shall cooperate with the Administrative Agent in completing any procedural formalities necessary under the PTR Scheme, and shall promptly supply to the Administrative Agent such information as the Administrative Agent may request in connection with the operation of the PTR Scheme. Each Treaty Lender without limiting the liability of any Borrower under this Agreement, shall, within five Business Days of demand, indemnify the Administrative Agent for any liability or loss incurred by the Administrative Agent as a result of the Administrative Agent acting as syndicate manager under the PTR Scheme in connection with the Treaty Lender's participation in any Loan (except to the extent that the liability or loss arises directly from the Administrative Agent's gross negligence of willful misconduct). Each Treaty Lender shall, within five Business Days of demand, indemnify each Borrower for any Tax which such Borrower becomes liable to pay in respect of any payments made to such Treaty Lender arising as a result of any incorrect information supplied by such Treaty Lender which results in a provisional authority issued by the UK Inland Revenue under the PTR Scheme being withdrawn. Each Borrower acknowledges that it is fully aware of its contingent obligations under the PTR Scheme and shall (i) promptly supply to the Administrative Agent such information as the Administrative Agent may request in connection with the operation of the PTR Scheme; and (ii) act in accordance with any provisional notice issued by the UK Inland Revenue under the PTR

Scheme. The Administrative Agent agrees to provide, as soon as reasonably practicable, a copy of any provisional authority issued to it under the PTR Scheme in connection with any Loan to those Borrowers specified in such provisional authority. Each of the Borrowers, the Treaty Lenders and the Administrative Agent acknowledges that the Administrative Agent: (i) is entitled to rely completely upon information provided to it in connection with this clause; (ii) is not obliged to undertake any inquiry into the accuracy of such information nor into the status of the Treaty Lender or, as the case may be, Borrower providing such information; and (iii) shall have no liability to any person for the accuracy of any information it submits to the UK Inland Revenue in connection with this clause.

      Section 5. Conditions Precedent.

      5.01 Effectiveness. The effectiveness of each Bank's Commitment under this Agreement is subject to the satisfaction of the following conditions on the date of this Agreement or such other date as is specified below:

      (a) Notes. If requested by any Bank pursuant to Section 2.05(a), there shall have been delivered to the Administrative Agent for account of such Bank a
Note issued by each Borrower which is to evidence such Bank's Loan to such Borrower.

      (b) Opinions of Counsel. For OFI and OCI, the Administrative Agent shall have received (i) from Dewey Ballantine LLP, special New York counsel to OFI, OCI and the Guarantor, an opinion addressed to each of the Banks substantially in the form of Exhibit C-1 (some of which matters may, with the consent of the Administrative Agent, be opined upon by the General Counsel of the Guarantor), and covering such other matters incident to the transactions contemplated herein as any Bank may reasonably request, and (ii) from Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Citibank, an opinion addressed to each of the Banks substantially in the form of Exhibit C-2 and covering such other matters incident to the transactions contemplated herein as any Bank may reasonably request; for OFP, the Administrative Agent shall have received (i) from Dewey Ballantine LLP, special New York counsel to OFP, an opinion addressed to each of the Banks substantially in the form of Exhibit C-3 and covering such other matters incident to the transactions contemplated herein as any Bank may reasonably request and (ii) from Macfarlanes, special English counsel to OFP, an opinion addressed to each of the Banks substantially in the form of Exhibit C-4 and covering such other matters incident to the transactions contemplated herein as any Bank may reasonably request.

      (c) Corporate Documents; Proceedings.

      (i) For OFI, the Administrative Agent shall have received a certificate, signed by the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of OFI, and attested to by the Secretary or any Assistant Secretary thereof, in the form of Exhibit D-1 with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of OFI and the resolutions of such Borrower referred to in such certificate.

      (ii) For OCI, the Administrative Agent shall have received a certificate, signed by the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of OCI, and attested to by the Secretary or any Assistant Secretary thereof, in the form of Exhibit D-2 with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of OCI and the resolutions of such Borrower referred to in such certificate.

      (iii) For OFP, the Administrative Agent shall have received a certificate, signed by a director of OFP in the form of Exhibit D-3, with appropriate insertions, together with copies of the organizational documents of OFP and the resolutions of OFP referred to in such certificate.

      (iv) The Administrative Agent shall have received a certificate, signed by the President, the Chief Financial Officer, any Vice President, the Treasurer or the Assistant Treasurer of the Guarantor and attested to by the Secretary or any Assistant Secretary of the Guarantor, in the form of Exhibit D-4, with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of the Guarantor and the Resolutions of the Guarantor referred to in such Certificate.

      (v) For each Borrower, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

      (d) Guaranty. The Guarantor shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit E (as modified, supplemented, or amended from time to time, the "Guaranty"), and the Guaranty shall be in full force and effect as of the date of this Agreement.

      (e) Fees Paid. All Fees payable under this Agreement to the Banks on the date of this Agreement shall have been paid by the Borrowers.

      (f) Existing Credit Agreement. The Administrative Agent shall have received evidence that all commitments under the Borrowers' Credit Agreement (364-Day Facility) dated as of April 30, 1999, as subsequently amended, have terminated and all fees and other amounts payable thereunder have been paid in full.

      5.02 Borrowings. Each Borrowing of each Borrower is subject (except and to the extent hereinafter indicated) to the satisfaction of the following conditions with each Borrowing constituting a representation and warranty by such Borrower that the conditions specified in paragraph (b) below are then satisfied:

      (a) No Default; Representations and Warranties. At the time of each Borrowing (other than a Borrowing of a Eurocurrency Rate Loan which, if given effect, would not increase the aggregate amount of outstanding Eurocurrency Rate Loans of any Bank) and also after giving effect thereto (i) there shall exist no Default and (ii) all representations and warranties contained herein or in the other Credit Documents (except the third sentence of Section 6(e) of the Guaranty) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing, other than representations and warranties stated to be correct as of a date certain which shall have been true and correct in all material respects on such date certain.

      (b) Subsequent Legal Opinions. If, at the time of any Borrowing for any Borrower, any Bank shall have requested same, the Administrative Agent shall have received from Dewey Ballantine LLP, special New York counsel to the Borrowers and the Guarantor, and/or Macfarlanes, special English counsel to OFP, or such other counsel as shall be reasonably satisfactory to the Required Banks, an opinion in form and substance satisfactory to the Banks, addressed to the Banks, and dated the date of such Borrowing, covering, specifically, such of the matters set forth in the opinions of counsel required to be delivered pursuant to Section 5.01(b) above with respect to such Borrowing of such Borrower as the requesting Bank shall specify.

      (c) Guaranty. The Guaranty shall be in full force and effect as of the date of each Borrowing.

      The acceptance of the benefits of each Borrowing shall constitute a representation and warranty by such Borrower to each of the Banks that all the conditions specified in Section 5.02(a) above exist as of that time. All the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

      Section 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, each Borrower (but only OFI and OCI with respect to Section 6.09) makes the following representations, warranties and agreements as to itself as of the date of this Agreement, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans.

      6.01 Corporate Status. Each of the Borrowers and its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or of such Borrower and its Subsidiaries taken as a whole.

      6.02 Corporate Power and Authority. Each Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Such Borrower has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

      6.03 No Violation. Neither the execution, delivery or performance by any Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which such Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation, By-Laws or other comparable corporate charter documents of such Borrower or any of its Subsidiaries.

      6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document to which each Borrower is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

      6.05 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of any Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or of such Borrower and its Subsidiaries taken as a whole.

      6.06 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of each Borrower in writing to any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Borrower in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not or will not omit to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

      6.07 Use of Proceeds; Margin Regulations. All proceeds of each Loan shall be used by each Borrower for general corporate purposes, including acquisitions. No part of the proceeds of any Loan will be used by such Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. Not more than 25% of the value of the assets of such Borrower or such Borrower and its Subsidiaries subject to the restrictions contained in Section 8 of this Agreement constitute Margin Stock and, at the time of each Borrowing, not more than 25% of the value of the assets of such Borrower or such Borrower and its Subsidiaries subject to the restrictions contained in Section 8 of this Agreement will constitute Margin Stock. Notwithstanding the foregoing provisions of this Section 6.07, no Borrower will use the proceeds of any Loan to purchase the capital stock of any corporation in a transaction, or as part of a series of transactions, (i) the purpose of which is, at the time of any such purchase, to acquire control of such corporation or (ii) the result of which is the ownership by the Guarantor and its Subsidiaries (including, without limitation, such Borrower) of 10% or more of the capital stock of such corporation, in either case if the Board of Directors of such corporation has publicly announced its opposition to such transaction.

      6.08 Tax Returns and Payments. Each of the Borrowers and its Subsidiaries has filed all tax returns required to be filed (taking into account all valid extensions) by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each Borrower and its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all Federal and state income taxes or income tax imposed by any other relevant jurisdiction applicable for all prior fiscal years and for the current fiscal year to the end of the fiscal quarter immediately preceding the date hereof.

      6.09 Compliance with ERISA. Each Plan is in substantial compliance with ERISA; no Plan is insolvent or in reorganization, no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of
Section 412 of the Code; neither OFI or OCI or any Subsidiary or ERISA Affiliate of OFI or OCI has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to OFI, OCI or any of their respective Subsidiaries of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of OFI, OCI or any of their respective Subsidiaries exists or is likely to arise on account of any Plan; and OFI, OCI and their respective Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any Person interested therein.

      6.10 Compliance with Statutes, etc. Each of the Borrowers and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, if the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or of such Borrower and its Subsidiaries taken as a whole.

      6.11 Investment Company Act. No Borrower or any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      6.12 Public Utility Holding Company Act. No Borrower or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate," of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 7. Affirmative Covenants. Each Borrower (but only OFI and OCI with respect to Section 7.05) covenants and agrees as to itself that on and after the date hereof and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

      7.01 Information Covenants. Each Borrower will furnish to each Bank:

      (a) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7(a)(i) and (ii) of the Guaranty, a certificate of the chief financial officer of such Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

      (b) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental proceeding pending (x) against such Borrower or any of its Subsidiaries which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or such Borrower and its Subsidiaries taken as a whole or (y) with respect to any Credit Document.

      (c) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which such Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC").

      (d) Other Information. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

      7.02 Books, Records and Inspections. Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, under guidance of officers of such Borrower or such Subsidiary, any of the properties of such Borrower or such Subsidiary, and to examine the books of record and accounts of such Borrower or such Subsidiary and discuss the affairs, finances and accounts of such Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request.

      7.03 Corporate Franchises. Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.03 shall prevent (i) the withdrawal by such Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or such Subsidiary or (ii) any merger involving such Borrower or any of its Subsidiaries to the extent permitted by
Section 7(j) of the Guaranty.

      7.04 Compliance with Statutes, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or of such Borrower and its Subsidiaries taken as a whole.

      7.05 ERISA. As soon as possible and, in any event, within 10 days after OFI or any of its Subsidiaries or ERISA Affiliates or OCI or any of its Subsidiaries or ERISA Affiliates knows or has reason to know of any of the following, OFI or OCI, as the case may be, will deliver to each of the Banks a certificate of the chief financial officer of OFI or OCI, as the case may be, setting forth details as to such occurrence and such action, if any, which OFI, OCI, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by OFI, OCI, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a

Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated via a "distress termination" as referred to in Section 4041(c) of ERISA, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted by the PBGC to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that OFI or any of its Subsidiaries or ERISA Affiliates or OCI or any of its Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of notices received by OFI or any of its Subsidiaries or ERISA Affiliates or OCI or any of its Subsidiaries or ERISA Affiliates required to be delivered to the Banks hereunder shall be delivered to the Banks no later than 10 days after the later of the date such notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by OFI or any of its Subsidiaries or ERISA Affiliates or OCI or any of its Subsidiaries or ERISA Affiliates.

      7.06 End of Fiscal Years; Fiscal Quarters. Each Borrower shall cause (i) each of its, and each of its Subsidiary's, fiscal years to end on December 31 and (ii) each of its, and each of its Subsidiary's, fiscal quarters to end on March 31, June 30, September 30 and December 31.

      Section 8. Negative Covenants. Each Borrower covenants and agrees, as to itself, that on and after the date hereof and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

      8.01 Liens. Such Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of Liens expressly permitted under Section 7(i) of the Guaranty.

      8.02 Consolidation, Merger, Sale of Assets, etc. Such Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of its Subsidiaries so to do any of the foregoing, except that such Borrower and its Subsidiaries may take any of the foregoing actions to the extent expressly permitted under Section 7(j) of the Guaranty.

      8.03 Leases. Such Borrower will not enter into or permit any Subsidiary to enter into any agreements to rent or lease any real or personal property (excluding capitalized leases) except in the ordinary course of business.

      8.04 Indebtedness. Such Borrower will not permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist any Indebtedness, except
(i) Indebtedness listed on Schedule II to the Guaranty ("Existing Indebtedness"), (ii) accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit incurred by such Subsidiaries in the ordinary course of business, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by such Subsidiary and (iii) obligations under letters of credit incurred by such Subsidiaries in the ordinary course of business in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation and (iv) Indebtedness of Subsidiaries of such Borrower to the extent permitted under Section 7(1) of the Guaranty.

      8.05 Advances, Investments and Loans. Such Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except as expressly permitted under Section 7(m) of the Guaranty.

      8.06 Transactions with Affiliates. Such Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Borrower, other than on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

      8.07 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. Such Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by such Borrower or any Subsidiary of such Borrower, or pay any Indebtedness owed to such Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or (c) transfer any of its properties or assets to such Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement or any other Credit Document and (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower.

      8.08 Business. Such Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which it is engaged on the date hereof and any other reasonably related businesses.

      8.09 Dividends. Such Borrower will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Borrower now or hereafter outstanding (or any options or warrants issued by such Borrower with respect to its capital stock); provided that such Borrower may take any of the foregoing actions so long as no Default or Event of Default exists or would result therefrom.

      Section 9. Event of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

      9.01 Payments. (i) Any principal of any Loan or any Note shall not have been paid when due or (ii) any interest on any Loan or any Note or any Fees or any other amounts owing hereunder or under any Note with respect thereto shall not have been paid when due and such payment failure shall continue unremedied for three or more Business Days; or

      9.02 Representations, etc. Any representation, warranty or statement made by any of the Borrowers or the Guarantor herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

      9.03 Covenants. Any Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(b)(i), 7.06 or 8 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections
9.01 and 9.02 and clause (i) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to such Borrower by the Administrative Agent or any Bank; or

      9.04 Default Under Other Agreements. Any Borrower, the Guarantor or any of their Subsidiaries shall (i) default in any payment of any Indebtedness in excess of $60,000,000 in the aggregate (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of any such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of any Borrower, the Guarantor or any of their Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

      9.05 Bankruptcy, etc. Any Borrower, the Guarantor or any Material Subsidiary shall commence a voluntary case concerning itself under the United States Bankruptcy Code (the "Bankruptcy Code"); or an involuntary case is commenced against any Borrower, the Guarantor or any Material Subsidiary, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Borrower, the Guarantor or any Material Subsidiary; or any Borrower, the Guarantor or any Material Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Borrower, the Guarantor or such Material Subsidiary; or there is commenced against any Borrower, the Guarantor or any Material Subsidiary any such proceeding which remains undismissed for a period of 60 days; or any Borrower, the Guarantor or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Borrower, the Guarantor or any Material Subsidiary suffers any appointment of any custodian or the like for it or all or substantially all of its property to continue undischarged or unstayed for a period of 60 days; or any Borrower, the Guarantor or any Material Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by any Borrower, the Guarantor or any Material Subsidiary for the purpose of effecting any of the foregoing; or

      9.06 ERISA. Any Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan is, shall have been or is likely to be terminated or the subject of termination proceeding under ERISA, any Plan shall have an Unfunded Current Liability, or OFI or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under
Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a Lien upon the assets of the Borrowers, the Guarantor or any of their Subsidiaries, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, which, in the opinion of the Required Banks, will have a material adverse effect upon the business operations, property, assets, condition (financial or otherwise) or prospects of the Borrowers, the Guarantor, the Borrowers and their Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole; or

      9.07 Guaranty. The Guaranty or any provision thereof shall cease to be in full force or effect; or the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guaranty; or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty (other than those referred to in Sections 7 (a) - (g) , (1) or (m) of the Guaranty); or the Guarantor shall default in the due performance or observance of any term, covenant or agreement contained in Sections 7 (a) - (g) , (1) or (m) of the Guaranty and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by either the Administrative Agent or any Bank; or

      9.08 Ownership of the Borrowers. The Guarantor shall cease to own, directly or indirectly, all of the capital stock of the Borrowers free and clear of all Liens, adverse claims and rights of third parties; or

      9.09 Ownership of the Guarantor. (i) In any twelve month period, 40% or more of the members of the full Board of Directors of the Guarantor shall have resigned or been removed or replaced, or (ii) the acquisition, whether directly or indirectly, by any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than an employee benefit or stock ownership plan of the Guarantor) of more than 30% of the voting stock of the Guarantor shall have occurred; or

      9.10 Judgments. One or more judgments or decrees shall be entered against any of the Borrowers, the Guarantor or any of their Subsidiaries involving in the aggregate for the Borrowers, the Guarantor and their Subsidiaries a liability (not paid or fully covered by insurance) of $60,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Banks, shall, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against the Borrowers (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrowers, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank to make Loans hereunder shall forthwith terminate immediately and any Facility Fees and all other Fees shall forthwith become due and payable without any other notice of any kind; and/or (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

      Section 10. The Administrative Agent; Agents.

      10.01 Appointment. The Banks hereby designate Citibank as Administrative Agent, to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

      10.02 Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Guaranty. Neither the Administrative Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

      10.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make its own independent investigation and appraisal of the financial condition and affairs of the Borrowers and the Guarantor in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrowers or the Guarantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrowers or the Guarantor or the existence or possible existence of any Default or Event of Default.

      10.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

      10.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

      10.06 Indemnification. To the extent the Administrative Agent is not reimbursed by the Borrowers, the Banks will reimburse the Administrative Agent on demand, in proportion to their respective percentages used in determining the Required Banks at such time, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations of the Banks under this Section 10.06 shall survive the termination of this Agreement.

      10.07 The Administrative Agent in its Individual Capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

      10.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      10.09 Resignation By the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

      (b) Upon any such notice of resignation, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

      (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers, may then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

      (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

      10.10 Lead Arranger, Documentation Agent and Syndication Agents. The Lead Arranger, the Documentation Agent and the Syndication Agents so named on the cover page of this Agreement shall have no rights or obligations under this Agreement in their respective capacities as Lead Arranger, the Documentation Agent and the Syndication Agents.

      10.11 Replacement. The Guarantor may, with the consent of the Required Banks, replace the Bank which is acting in the capacity of Administrative Agent, but solely with respect to such capacity.

      Section 11. Miscellaneous.

      11.01 Payment of Expenses, etc. The Borrowers shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of the Administrative Agent (including, without limitation, the fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver of consent relating hereto or thereto and (y) of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each of the Administrative Agent and each Bank, its Affiliates and their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use or proposed use of the proceeds of any Loans or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

      11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank and the Administrative Agent (each, together with its Affiliates, a "Relevant Institution") is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Relevant Institution (including, without limitation, by branches and agencies of such Relevant Institution wherever located) to or for the credit or the account of a Borrower against and on account of the Obligations and liabilities of such Borrower to such Relevant Institution under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Relevant Institution (if a "Bank") pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Relevant Institution shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

      11.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrowers, at their respective addresses specified opposite their signatures below; if to any Bank, at its address (or telecopy number) set forth in its Administrative Questionnaire; if to the Administrative Agent, at its Notice Office; or, as to the Borrowers or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and notices and communications sent by mail to any party, shall not be effective until received.

      11.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of the Banks; and provided, further, that, although any Bank may transfer, assign or grant participations in its rights hereunder and under the Notes, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign its Commitment hereunder except as provided in Section 11.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided, further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver requires the consent of 100% of the Banks, as provided in Section 11.12. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.10, 2.11 and 4.03 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been transferred, granted or assigned. Promptly following the consummation of any participation pursuant to this Section 11.04(a), the Bank entering into such participation shall promptly notify the Borrowers thereof.

      (b) Notwithstanding the foregoing, any Bank may, with prior written consent of the Guarantor (whose consent shall not be unreasonably withheld), assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate of its Commitment (and related outstanding principal amount of Loans) hereunder to one or more commercial banks or other financial institutions engaged in the business of lending money or acquiring debt securities; provided that (i) at such time Schedule I hereto shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, if any, or, upon presentation of evidence to the reasonable satisfaction of the Administrative Agent (in the Administrative Agent's sole discretion) of the loss, destruction or theft of such old Notes, and upon delivery to the Administrative Agent, for the benefit of the Borrower that issued the old Notes, of an indemnity, in form and substance satisfactory to such Borrower, made by such assigning Bank and holding such Borrower harmless, in lieu of any such lost, destroyed or stolen Notes, new Notes will be issued, at the expense of the Borrower that issued the old Notes, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the Administrative Agent shall receive at the time of each such assignment, from the assigning or the assignee Bank, the payment of a non-refundable assignment fee of $3,000 and (iv) such new Bank shall deliver to the Administrative Agent an Administrative Questionnaire. To the extent of any assignment pursuant to this Section 11.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to this Section 11.04(b) would, at the time of such assignment, result in increased costs under
Section 2.10, 2.11 or 4.03 greater than those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such greater increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignments).

      (c) Notwithstanding anything to the contrary contained herein, each Bank shall be entitled to pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

      (d) Notwithstanding anything to the contrary contained herein, subject to the prior written consent of the Guarantor (which shall not be unreasonably withheld), any Bank (a "Granting Bank"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent, the Guarantor and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails or is unable to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable for so long as, and to the extent, the Granting Bank provides such indemnity or makes such payment. In furtherance of the foregoing, each Borrower and the Guarantor hereby agree (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

      11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or the holder of any Note in exercising any right, power or privilege hereunder under any other Credit Document and no course of dealing between the Borrowers, the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

      11.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations of such Borrower hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

      (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Facility Fees or other Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrowers to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; and provided, further, that a Bank's obligations pursuant to this Section 11.06(b) shall not be interpreted to apply to any portion of the Fee which is payable to such Bank pursuant to Section 3.01(b) hereof and is not payable to other Banks because of the Banks' differing Commitment levels.

      11.07 Calculations; Computations. All computations of interest and Facility Fees hereunder shall be made on the basis of a year of 360 days (365/366 days in the case of interest on Base Rate Loans) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable. Notwithstanding the foregoing, for each day that interest is calculated by reference to the Federal Funds Rate, such interest shall be computed on the basis of a year of 360 days.

      11.08 Governing Law; Submission to Jurisdiction; Venue. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding against the Borrowers with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower agrees that if at any time its principal place of business is not in the City and State of New York, it will irrevocably designate, appoint and empower an agent for purposes of this Section, in the City and State of New York, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

      (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      11.09 Payment Denominations. All payments of principal and interest on any Loan and other amounts to be paid by any Borrower under this Agreement shall be made in Dollars. The obligation of the Borrowers to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Administrative Agent as provided in Section 4.02 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document. The obligation of the Borrowers to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

      11.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

      11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      11.12 Amendment or Waiver. None of this Agreement or any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks; provided, however, that: no such change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend the Commitment Termination Date (except as provided in Section 3.03) or the final maturity of any Loan or Note or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank (except as provided in Section 3.04) over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank), (ii) release the Guarantor from its obligations under the Guaranty, (iii) amend, modify or waive any provision of this Section 11.12 or Section 10.06, 11.01, 11.02, 11.04,
11.06 or 11.07, (iv) reduce the percentage specified in the definition of Required Banks, or (v) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement.

      11.13 Survival. All indemnities set forth herein, including, without limitation, in Sections 2.10, 2.11, 4.03, 10.06 and 11.01, shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

      11.14 Domicile of Loans. Subject to Section 4.03(b), but notwithstanding
Section 11.04 (b), each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank; provided, that each Bank will use its best efforts not to effect a transfer of its Loans to an Applicable Lending Office which would give rise to the operation of Section 2.10(a) (ii) or (iii) or 2.10(c) unless in its sole discretion such Bank finds that such nontransfer would be disadvantageous to it.

      11.15 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 2.10, 2.11 or 4.03 of this Agreement, (a) a Bank shall not be entitled to payment of any amount under any such Section from a Borrower unless such Bank is seeking payment from other borrowers similarly situated in respect of the relevant increased costs, Taxes, losses, expenses or liabilities, reduction in amounts received or receivable or reduction in return on capital, and (b) unless a Bank gives notice to the Borrowers that they are obligated to pay an amount under any such Section within six months after the later of (x) the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrowers pursuant to said Section 2.10, 2.11 or 4.03, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs six months prior to such Bank's notice to the Borrowers that it is obligated to pay the respective amounts pursuant to said Section 2.10, 2.11 or 4.03, as the case may be. This Section 11.15 shall have no applicability to any Section of this Agreement other than said Sections 2.10, 2.11 and 4.03.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

437 Madison Avenue
New York, New York 10022

                                            OMNICOM FINANCE INC.

                                            By: /s/ Dennis E. Hewitt
                                                --------------------------------
                                                Name:  Dennis E. Hewitt
                                                Title: Treasurer

                                            OMNICOM CAPITAL INC.

                                            By: /s/ Dennis E. Hewitt
                                                --------------------------------
                                                Name:  Dennis E. Hewitt
                                                Title:  President and Chief
                                                        Executive Officer

                                            OMNICOM FINANCE PLC

                                            By: /s/ Dennis E. Hewitt
                                                --------------------------------
                                                Name:  Dennis E. Hewitt
                                                Title: Director

                                            By: /s/ Barry J. Wagner
                                                --------------------------------
                                                Name:  Barry J. Wagner
                                                Title: Director

                                            CITIBANK, N.A.
                                              as Administrative Agent

                                            By: /s/ Carolyn A. Kee
                                                --------------------------------
                                                Name:  Carolyn A. Kee
                                                Title: Vice President

                                            CITIBANK, N.A.

                                            By: /s/ Carolyn A. Kee
                                                --------------------------------
                                                Name:  Carolyn A. Kee
                                                Title: Vice President

                                            JPMORGAN CHASE BANK

                                            By: /s/ William E. Rottino
                                                --------------------------------
                                                Name:  William E. Rottino, CFA
                                                Title: Vice President

                                            FLEET NATIONAL BANK

                                            By: /s/ Thomas J. Levy
                                                --------------------------------
                                                Name:  Thomas J. Levy
                                                Title: Vice President

                                            THE BANK OF NOVA SCOTIA

                                            By: /s/ Brian S. Allen
                                                --------------------------------
                                                Name:  Brian S. Allen
                                                Title: Managing Director

                                            HSBC BANK USA

                                            By: /s/ Johan Sorensson
                                                --------------------------------
                                                Name:  Johan Sorensson
                                                Title: First Vice President

                                            SANPAOLO IMI S.p.A

                                            By: /s/ Carlo Persico
                                                --------------------------------
                                                Name:  Carlo Persico
                                                Title: General Manager

                                            By: /s/ Brian S. Allen
                                                --------------------------------
                                                Name: Robert Wurster
                                                Title:  Senior Vice President

                                            SOCIETE GENERALE

                                            By: /s/ Elaine Khalil
                                                --------------------------------
                                                Name:  Elaine Khalil
                                                Title: Director

                                            SVENSKA HANDELSBANKEN

                                            By: /s/ Simon Silvester
                                                --------------------------------
                                                Name:  Simon Silvester
                                                Title: Head of London Branch

                                            By: /s/ Paul Dreaugae
                                                --------------------------------
                                                Name:  Paul Dreaugae
                                                Title: Account Manager

                                            WACHOVIA BANK, NATIONAL
                                            ASSOCIATION

                                            By: /s/ Daniel Evans
                                                --------------------------------
                                                Name:  Daniel Evans
                                                Title: Managing Director

                                            BARCLAYS BANK PLC

                                            By: /s/ Nicholas Bell
                                                --------------------------------
                                                Name:  Nicholas Bell
                                                Title: Director

                                            ABN AMRO BANK, N.V.

                                            By: /s/ David Carrington
                                                --------------------------------
                                                Name:  David Carrington
                                                Title: Group Vice President

                                            By: /s/ Bryan Matthews
                                                --------------------------------
                                                Name:  Bryan Matthews
                                                Title: Corporate Banking Officer

                                            BANK OF TOKYO-MITSUBISHI TRUST
                                            COMPANY

                                            By: /s/ Y. Lillian Kim
                                                --------------------------------
                                                Name:  Y. Lillian Kim
                                                Title: Vice President

                                            BBVA BANCO BILBAO VIZCAYA
                                            ARGENTARIA SA

                                            By: /s/ Hector O. Villegas
                                                --------------------------------
                                                Name:  Hector O. Villegas
                                                Title: Vice President,
                                                       Global Corporate Banking

                                            By: /s/ Miguel A. Lara
                                                --------------------------------
                                                Name:  Miguel A. Lara
                                                Title: Vice President,
                                                       Global Corporate Banking

                                            FIRSTAR BANK, N.A.

                                            By: /s/ John Franceschi
                                                --------------------------------
                                                Name:  John Franceschi
                                                Title: Vice President

                                            PNC BANK, NATIONAL ASSOCIATION

                                            By: /s/ Donald V. Davis
                                                --------------------------------
                                                Name:  Donald V. Davis
                                                Title: Vice President

                                            SUMITOMO MITSUI BANKING
                                            CORPORATION

                                            By: /s/ Leo E. Pagarigan
                                                --------------------------------
                                                Name:  Leo E. Pagarigan
                                                Title: Vice President

                                            MELLON BANK, N.A.

                                            By: /s/ Maria N. Sisto
                                                --------------------------------
                                                Name:  Maria N. Sisto
                                                Title: Vice President

                                            BANK ONE, NA (MAIN OFFICE CHICAGO)

                                            By: /s/ Mahua Thakurta
                                                --------------------------------
                                                Name:  Mahua Thakurta
                                                Title: Associate Director

                                            ALLIED IRISH BANKS, P.L.C.

                                            By: /s/ Michael Barry
                                                --------------------------------
                                                Name:  Michael Barry
                                                Title: Senior Manager

                                            BANCA POPOLARE DI BERGAMO-
                                            CREDITO VARESINO

                                            By: /s/ Fausto De Martino
                                                --------------------------------
                                                Name:  Fausto De Martino
                                                Title: Funzionario

                                            ROYAL BANK OF SCOTLAND

                                            By: /s/ R. A. Green
                                                --------------------------------
                                                Name:  R. A. Green
                                                Title: Corporate Director

                                            WELLS FARGO BANK NATIONAL
                                            ASSOCIATION

                                            By: /s/ Kathleen Rosof
                                                --------------------------------
                                                Name:  Kathleen Rosof
                                                Title: Vice President

                                            THE NORTHERN TRUST COMPANY

                                            By: /s/ Russ Rockenbach
                                                --------------------------------
                                                Name:  Russ Rockenbach
                                                Title: Vice President

                                   SCHEDULE I

                             SCHEDULE OF COMMITMENTS

Lenders                                                             Commitment
-------                                                             ----------

CITIBANK, N.A.                                                     $200,000,000
JPMORGAN CHASE BANK                                                $175,000,000
FLEET NATIONAL BANK                                                $150,000,000
THE BANK OF NOVA SCOTIA                                            $100,000,000
HSBC BANK USA                                                      $100,000,000
SANPAOLO IMI S.p.A.                                                 $80,000,000
SOCIETE GENERALE                                                    $75,000,000
SVENSKA HANDELSBANKEN                                               $75,000,000
WACHOVIA BANK, NATIONAL ASSOCIATION                                 $75,000,000
BARCLAYS BANK PLC                                                   $70,000,000
ABN AMRO INC.                                                       $50,000,000
BANK OF TOKYO-MITSUBISHI TRUST COMPANY                              $50,000,000
BBVA BANCO BILBAO VIZCAYA ARGENTARIA SA                             $50,000,000
FIRSTAR BANK                                                        $50,000,000
PNC BANK, NATIONAL ASSOCIATION                                      $50,000,000
SUMITOMO MITSUI BANKING CORPORATION                                 $50,000,000
MELLON BANK, N.A.                                                   $40,000,000
BANK ONE, NA                                                        $35,000,000
ALLIED IRISH BANKS, P.L.C.                                          $25,000,000
BANCA POPOLARE DI BERGAMO-CREDITO VARESINO                          $25,000,000
ROYAL BANK OF SCOTLAND                                              $25,000,000
WELLS FARGO BANK NATIONAL ASSOCIATION                               $20,000,000
THE NORTHERN TRUST COMPANY                                          $10,000,000

                                                                 ==============
TOTAL                                                            $1,580,000,000

                                                                     EXHIBIT A-1

                                     FORM OF
                               NOTICE OF BORROWING

                                                                          [Date]

Citibank, NA.
   as Administrative Agent for the Banks
   party to the Credit Agreement
   referred to below
Bank Loan Syndications
2 Penn's Way
New Castle, Delaware 19720

Attention:  ________________

Ladies and Gentlemen:

      The undersigned, [Omnicom Finance Inc.] [Omnicom Capital Inc.] [Omnicom Finance Plc], refers to the 364-Day Credit Agreement dated as of April 25, 2002 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrowers referred to therein (including the undersigned), certain Banks party thereto and Citibank, N.A., as Administrative Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.03 of the Credit Agreement:

      (i) The Business Day of the Proposed Borrowing (the "Proposed Borrowing Date") is ________.

      (ii) The aggregate principal amount of the Proposed Borrowing is U.S.$___________.

      (iii) The Proposed Borrowing is to consist of [Base Rate Loans] [Eurocurrency Rate Loans].

                                                                     EXHIBIT A-1
                                                                          Page 2

      [(iv) The Interest Period for the Proposed Borrowing is ___________ month[s].](2)

      The undersigned hereby certifies that the following statements are true on the date hereof:

            [(A) The representations and warranties contained in Section 6 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the proposed application of the proceeds thereof, as though made on and as of the date of this notice.]

            [(B) No Default or Event of Default has occurred and is continuing, or would result from the Proposed Borrowing or from the proposed application of the proceeds thereof.]

            [(C) The Proposed Borrowing is of a Eurocurrency Rate Loan which, if given effect, will not increase the aggregate amount of outstanding Eurocurrency Rate Loans of any Bank.](3)

      If any of the [representations and warranties referred to or any of the] statements made above ceases to be true and correct at and as of any time before the Proposed Borrowing on the Proposed Borrowing Date, the undersigned will immediately give you notice to that effect.

                                                     Very truly yours,

                                                     [OMNICOM FINANCE INC.]
                                                     [OMNICOM CAPITAL INC.]
                                                     [OMNICOM FINANCE PLC]


                                                     By ________________________
                                                          Title:

----------

(2)   To be included for a Proposed Borrowing of Eurocurrency Rate Loans.

(3)   Both clauses (A) and (B), or clause (C), must be included.

                                                                     EXHIBIT A-2

                    FORM OF NOTICE OF ELECTION OF TERM OPTION

                                                                          [Date]

Citibank, N.A., as Agent
Bank Loan Syndications
2 Penn's Way
New Castle, Delaware 19720

      Attention: ___________

Ladies and Gentlemen:

      The undersigned, Omnicom Group, Inc. (the "Guarantor"), refers to the 364-Day Credit Agreement dated as of April 25, 2002 (said agreement, as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein being used herein as therein defined), among the undersigned, Omnicom Finance Inc., Omnicom Finance Plc and Omnicom Capital Inc., each as a Borrower, Citibank, N.A., in its capacity as Administrative Agent, and the Banks parties thereto.

      In accordance with Section 3.05 of the Credit Agreement, the Guarantor hereby notifies you that it elects to convert the Loans outstanding as of the Commitment Termination Date (___________ __, 200_ ) to Term Loans payable on [ ___________ __, 200_ (the Final Maturity Date)] [___________ __, 200_ (a date prior to the Final Maturity Date)]. The Term Loans will be [Base Rate Loans][Eurocurrency Rate Loans with an initial Interest Period of ____ month[s]]. The Company hereby certifies that, on and as of the date hereof, no Default or Event of Default has occurred and is continuing.

                                                     Very truly yours,

                                                     OMNICOM GROUP, INC.

                                                     By_________________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT B

                                FORM OF TERM NOTE

                                 PROMISSORY NOTE

U.S. $_________________                                 Dated _________ __, 200_


      FOR VALUE RECEIVED, the undersigned, [OMNICOM FINANCE INC., a corporation organized and existing under the laws of Delaware][OMNICOM CAPITAL INC., a corporation organized and existing under the laws of Connecticut][OMNICOM FINANCE PLC, a company organized and existing under the laws of England and Wales] (the "Borrower"), hereby unconditionally promises to pay to the order of ______________ (the "Bank") for the account of its Applicable Lending Office the principal sum of _______________________ U.S. DOLLARS (U.S. $_________________),
on __________, ______ (or, if such date is not a Business Day as defined in the Credit Agreement referred to below, the immediately preceding Business Day), for the account of its Applicable Lending Offices provided for by the Credit Agreement referred to below, at the Payment Office of the Administrative Agent, in Dollars and in immediately available funds, free and clear of and without deduction for Taxes or other offsets, to the extent provided in the Credit Agreement.

      The Borrower further promises to pay interest on the unpaid principal amount of this Note, at such account, in like money and funds, from the date hereof until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement referred to below.

      This Note is one of the Term Notes referred to in, and is entitled to the benefits and is subject to the terms, conditions and limitations of, the 364-Day Credit Agreement (as the same may be amended, modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of April 25, 2002, among the Borrowers referred to therein, the Bank, the other Banks referred to therein and Citibank, N.A., as Administrative Agent for the Banks (the "Administrative Agent"). Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Credit Agreement.

      This Note is guaranteed pursuant to the Guaranty. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for optional and mandatory prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                       EXHIBIT B
                                                                          Page 2

      This Note shall be governed by, and construed in accordance with, the law of the State of New York.

                                                     [OMNICOM FINANCE INC.]
                                                     [OMNICOM CAPITAL INC.]
                                                     [OMNICOM FINANCE PLC]

                                                     By_________________________
                                                       Name:
                                                       Title:

                                                                     EXHIBIT C-1

         FORM OF OPINION OF COUNSEL (NEW YORK) - OFI, OCI and Guarantor

                                                                          [Date]

To the Persons Listed on
Annex I Hereto

Ladies and Gentlemen:

      We have acted as special New York counsel for Omnicom Finance Inc., a corporation organized and existing under the laws of the State of Delaware ("OFI"), Omnicom Capital Inc., a corporation organized and existing under the laws of the State of Connecticut ("OCI"), Omnicom Finance Plc, a company organized and existing under the laws of England and Wales ("OFP" and together with OFI and OCI, individually, a "Borrower" and collectively, the "Borrowers") and Omnicom Group Inc., a corporation organized and existing under the laws of the State of New York (the "Guarantor"), in connection with the execution and delivery of the following documents (collectively, the "Credit Documents"):

            (a) the 364-Day Credit Agreement, dated as of April 25, 2002, among the Borrowers, the banks parties thereto (the "Banks") and Citibank, NA., as the Administrative Agent (the "Credit Agreement");

            (b) the Notes of OFI and OCI (if any), to be delivered pursuant to the Credit Agreement; and

            (c) the Guaranty of the Guarantor, dated as of April 25, 2002, delivered pursuant to Section 5.01(d) of the Credit Agreement (the "Guaranty").

      This opinion is delivered to you pursuant to Section 5.01(b) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Credit Documents. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments and other documents, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      For the purposes hereof, we have assumed, with your permission and without independent verification of any kind: (a) that the signatures of persons (other than OFI, OCI and the Guarantor) signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; and (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to questions of fact relevant to this opinion, we have assumed, without independent investigation or verification of any kind, the accuracy of

                                                                     EXHIBIT C-1
                                                                          Page 2

the representations and warranties of the Borrowers and the Guarantor in the applicable Credit Documents and have relied upon certificates and oral or written statements and other information of public officials, and officers and representatives of the Borrowers and the Guarantor. For purposes of the opinion set forth in the paragraph numbered 1 below, we have relied solely upon copies of (i) certificates of, and (ii) the organizational documents as certified by, public officials as of the dates and in the jurisdictions listed on Annex II hereto.

      In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that: (i) each party to the Credit Documents other than OFI, OCI and the Guarantor (individually, the "Other Party" and collectively, the "Other Parties") has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified in each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary; (ii) each of the Other Parties has full power and authority to execute, deliver and perform the Credit Documents to which it is a party; (iii) the execution, delivery and performance of the Credit Documents by each of the Other Parties have been duly authorized by all requisite corporate action on the part of each Other Party; (iv) the Credit Documents have been duly executed and delivered by each of the Other Parties; and (v) the execution, delivery and performance of the Credit Documents by each of the Other Parties do not and will not violate the charter, by-laws or other organizational documents of any of the Other Parties. We have further assumed, with your permission and without any independent investigation or verification of any kind, that each of the Credit Documents constitutes the valid and legally binding obligations of each Other Party, enforceable against such Other Party in accordance with its terms. Furthermore, in giving the opinions set forth in paragraphs numbered 3 and 4 below, we express no opinion as to state securities or blue sky laws.

      Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

      1. Each of the Guarantor, OFI, OCI and the other designated subsidiaries of the Guarantor listed on Annex III hereto (the "Designated Subsidiaries") (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation listed on Annex II hereto and (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged.

      2. Each of OFI, OCI and the Guarantor has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each of OFI, OCI and the Guarantor has duly executed and delivered each of the Credit Documents to which it is a party. Each of the Credit Documents to which the Guarantor, OFI or OCI is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with the terms of such Credit Document.

      3. Neither the execution, delivery nor performance by OFI, OCI or the Guarantor of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute,

                                                                     EXHIBIT C-1
                                                                          Page 3

rule or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) of the United States of America or the State of New York applicable to OFI, OCI or the Guarantor or (ii) will violate any provision of the Certificate of Incorporation or By-Laws of OFI, OCI or the Guarantor.

      4. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the date hereof), or exemption by, any governmental or public body or authority of the United States of America, or the State of New York, applicable to OFI, OCI or the Guarantor is required to authorize, or is required in connection with, (i) the execution, delivery and performance by OFI, OCI or the Guarantor, respectively, of any Credit Document to which OFI, OCI or the Guarantor is a party or (ii) the enforceability of any such Credit Document in accordance with its terms against OFI, OCI or the Guarantor.

      5. None of the Guarantor, OFI or OCI is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      6. None of the Guarantor, OFI or OCI is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      7. The choice of New York law as the governing law of each of the Credit Documents is, under the laws of the State of New York, a valid choice of law.

      8. The consent by OFI and OCI in Section 11.08 of the Credit Agreement, and by the Guarantor in paragraph 18 of the Guaranty, to the jurisdiction of courts sitting in the State of New York is a valid consent to the jurisdiction of such courts.

      Our opinions are subject to the qualifications that:

      A. The enforceability of the Credit Documents is subject to and may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws relating to or affecting the rights of creditors generally (including such as may deny giving effect to waivers of debtors' or guarantors' rights), and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. Accordingly, no opinion is given herein as to (i) the availability of the right to accelerate any obligation and certain remedies provided for in the Credit Documents in the event of a nonmaterial default or (ii) the enforceability of any provision of the Credit Documents relating to cumulation of remedies or waiving the remedy of specific performance.

      B. We express no opinion as to the enforceability of any contractual provision in the Credit Documents as to waiver of any procedural right, including, without limitation, (i) the waiver of setoff, counterclaim or other defense in Section 4.03(a) of the Credit Agreement and in the final sentence of paragraph 1 of the Guaranty, (ii) the second sentence of Section 11.08 (a) of the Credit Agreement and the second sentence of paragraph 18 of the Guaranty, insofar as such sentences relate to the subject matter jurisdiction of the United States District Court for the Southern District of New

                                                                     EXHIBIT C-1
                                                                          Page 4

York to adjudicate any controversy related to any of the Credit Documents, and
(iii) the waiver of inconvenient forum set forth in Section 11.08(b) of the Credit Agreement and paragraph 18 of the Guaranty with respect to proceedings in the United States District Court for the Southern District of New York.

      C. We express no opinion as to the enforceability of any contractual provision in the Credit Documents relating to indemnification, including, without limitation, with respect to the enforceability of Section 11.01 of the Credit Agreement (and any similar provisions in any of the other Credit Documents), to the extent that these may be limited (i) in the case of litigation against OFI, OCI or the Guarantor which is decided adversely to the person claiming indemnification or in a case involving a claim of indemnification for attorneys' fees; (ii) by laws rendering unenforceable indemnification contrary to federal or state securities laws and the public policy underlying such laws; and (iii) by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party, for liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

      D. Furthermore, no opinion is given herein as to:

            (i) the enforceability of any right or obligation to the extent that the same has been varied by course of dealing or performance; or

            (ii) paragraph 3(a) of the Guaranty, and clause (b) of paragraph 4 of the Guaranty to the extent that it relates to action contemplated by paragraph 3(a) of the Guaranty, which may not be enforceable to the extent that the Guaranteed Obligations are materially altered; or

            (iii) the enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing, which may be limited under certain circumstances; or

            (iv) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose; or

            (v) the enforceability of the provisions of Section 11.09 of the Credit Agreement or paragraph 19 of the Guaranty (A) to the extent that a judgment not in Dollars is obtained in respect of the Credit Agreement in a jurisdiction other than the United States of America and the respective Borrower or the Guarantor pays such judgment or (B) insofar as those provisions contemplate an alternative or additional cause of action for a claim that may have merged with claims covered by an earlier judgment; or

            (vi) paragraph 16 of the Guaranty; or

            (vii) the enforceability of the right of setoff provided for in
      Section 11.02 of the Credit Agreement (A) in respect of an interest in Obligations purchased by a Bank pursuant to Section 11.06(b), to the extent the relevant purchase does not give rise to a direct obligation of OFI or OCI to such Bank, or (B) insofar as that right relates to setoff of unmatured Obligations or of

                                                                     EXHIBIT C-1
                                                                          Page 5

      obligations owed to the Guarantor by Affiliates of the Banks or by Affiliates of the Administrative Agent.

      We are members of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than those of the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      This opinion is rendered solely to the persons listed on Annex I hereto by us as special counsel to OFI, OCI and the Guarantor in connection with the transactions contemplated by the Credit Documents. This opinion may not be relied upon in any manner or for any purpose, or furnished or relied upon by any other person, without our prior written consent. The information set forth herein is as of the date of this letter, and we disclaim any undertaking to advise the persons listed on Annex I hereto of changes which thereafter may be brought to our attention.

                                                     Very truly yours,

                                                                     EXHIBIT C-1
                                                                          Page 6

                                                                         ANNEX I

                              [LIST OF ADDRESSEES]

                                                                     EXHIBIT C-1
                                                                          Page 7

                                                                        ANNEX II

                                                        Type and Date of
      Name and Jurisdiction                        Certificate in Jurisdiction
        of Incorporation                                of Incorporation
      ---------------------                        ---------------------------

                                                                     EXHIBIT C-1
                                                                          Page 8

                                                                       ANNEX III

                             Designated Subsidiaries
                             -----------------------

                                                                     EXHIBIT C-2

                  FORM OF OPINION OF COUNSEL (NEW YORK) - BANKS

                                                                          [Date]

To the Banks party to the
Credit Agreement referred to
below and Citibank, N.A.,
as Administrative Agent

Ladies and Gentlemen:

      We have acted as special New York counsel to Citibank, N.A. ("Citibank") in connection with (i) the 364-Day Credit Agreement, dated as of April 25, 2002, among Omnicom Finance Inc. ("OFI"), Omnicom Capital Inc. ("OCI"), Omnicom Finance Plc ("OFP" and, together with OFI and OCI, individually, a "Borrower" and collectively, the "Borrowers"), the financial institutions named therein (the "Banks") and Citibank, as Administrative Agent, and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(b) of the Credit Agreement.

      In rendering the opinions expressed below, we have examined the following agreements and instruments (the "Financing Documents"):

      (a)   the Credit Agreement;

      (b) the Notes executed and delivered pursuant to the Credit Agreement on the date hereof; and

      (c) the Guaranty of Omnicom Group Inc. (the "Guarantor" and, together with the Borrowers, the "Obligors"), dated as of April 25, 2002, delivered pursuant to Section 5.01(d) of the Credit Agreement (the "Guaranty").

In addition, we have assumed that the making and performance and the consummation of the transactions contemplated by the Financing Documents by OFP do not violate, and the Financing Documents to which OFP is a party are not unenforceable under, the laws or public policy of England.

      In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

      (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

      (ii)  all signatories to such documents have been duly authorized; and

                                                                     EXHIBIT C-2
                                                                          Page 2

      (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

      Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Financing Documents constitutes the legal, valid and binding obligation of each Obligor stated to be a party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally (and by the possible judicial application of English laws or governmental action affecting the rights of creditors generally to the obligations of OFP) and except as the enforceability of the Financing Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

      The foregoing opinion is subject to the following comments and qualifications:

            (A) The enforceability of Section 11.01 of the Credit Agreement (and any similar provisions in any of the other Financing Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

            (B) Paragraph 3(a) of the Guaranty, and clause (b) of paragraph 4 of the Guaranty to the extent that it relates to action contemplated by paragraph 3(a) of the Guaranty, may not be enforceable to the extent that the Guaranteed Obligations are materially altered.

            (C) The enforceability of provisions in the Financing Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
      York) that limit the interest, fees or other charges such Bank may impose,
      (ii) the second sentence of Section 11.08(a) of the Credit Agreement and the second sentence of paragraph 18 of the Guaranty, insofar as such sentences relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Financing Documents, (iii) the waiver of inconvenient forum set forth in Section 11.08(b) of the Credit Agreement and paragraph 18 of the Guaranty with respect to proceedings in the United States District Court for the Southern District of New

                                                                     EXHIBIT C-2
                                                                          Page 3

      York, (iv) the last sentence of Section 11.09 of the Credit Agreement and the last sentence of paragraph 19 of the Guaranty or (v) paragraph 16 of the Guaranty.

      The foregoing opinions are limited to matters involving the federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

      At the request of our client, this opinion letter is, pursuant to Section 5.01(b) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to Citibank and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                     Very truly yours,

                                                                     EXHIBIT C-3

                   FORM OF OPINION OF COUNSEL (NEW YORK) - OFP

                                                                          [Date]

To the Persons Listed on
Annex I Hereto

Ladies and Gentlemen:

      We have acted as special New York counsel for Omnicom Finance Plc, a company organized and existing under the laws of England and Wales ("OFP"), in connection with the execution and delivery of the following documents (collectively, the "Credit Documents"):

            (a) the 364-Day Credit Agreement, dated as of April 25, 2002, among Omnicom Finance Inc., a corporation organized and existing under the laws of the State of Delaware, Omnicom Capital Inc., a corporation organized under the laws of the State of Connecticut, and OFP, as the Borrowers, the banks parties thereto (the "Banks") and Citibank, N.A., as the Administrative Agent (the "Credit Agreement"); and

            (b) the Notes of OFP (if any), to be delivered pursuant to the Credit Agreement.

      This opinion is delivered to you pursuant to Section 5.01(b) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Credit Documents. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments and other documents, and have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      For the purposes hereof, we have assumed, with your permission and without independent verification of any kind; (a) that the signatures of persons (other than OFP) signing all documents in connection with which this opinion is rendered are genuine and authorized; (b) the legal capacity of all natural persons; (c) that all documents submitted to us as originals or duplicate originals are authentic; and (d) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. As to questions of fact relevant to this opinion, we have assumed, without independent investigation or verification of any kind, the accuracy of the representations and warranties of the Borrowers and the Guarantor in the applicable Credit Documents and have relied upon certificates and oral or written statements and other information of public officials, and officers and representatives of the Borrowers and the Guarantor.

                                                                     EXHIBIT C-3
                                                                          Page 2

      In rendering the opinions expressed below, we have assumed, with your permission and without any independent investigation or verification of any kind, that: (i) each party to the Credit Documents other than OFP (individually, the "Other Party" and collectively, the "Other Parties") has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified in each other jurisdiction in which the conduct of its business or the ownership of its property makes such qualification necessary; (ii) each of the Other Parties has full power and authority to execute, deliver and perform the Credit Documents to which it is a party; (iii) the execution, delivery and performance of the Credit Documents by each of the Other Parties has been duly authorized by all requisite corporate action on the part of each Other Party; (iv) the Credit Documents have been duly executed and delivered by each of the Other Parties; and (v) the execution, delivery and performance of the Credit Documents by each of the Other Parties does not and will not violate the charter, by-laws or other organizational documents of any of the Other Parties. We have further assumed, with your permission and without any independent investigation or verification of any kind, that each of the Credit Documents constitutes the valid and legally binding obligations of each Other Party, enforceable against such Other Party in accordance with its terms. Furthermore, in giving the opinions set forth in paragraphs numbered 2 and 3 below, we express no opinion as to state securities or blue sky laws.

      Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

      1. Each of the Credit Documents to which OFP is a party constitutes its legal, valid and binding obligation enforceable against OFP in accordance with the terms of such Credit Document.

      2. Neither the execution, delivery or performance by OFP of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, will contravene any provision of any law, statute, rule or regulation applicable to OFP (including, without limitation, Regulation T, U and X of the Board of Governors of the Federal Reserve System) of the United States of America or the State of New York.

      3. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the date hereof), or exemption by, any governmental or public body or authority of the United States of America or the State of New York applicable to OFP, is required to authorize, or is required in connection with,
(i) the execution, delivery and performance by OFP of any Credit Document to which OFP is a party or (ii) the enforceability of any such Credit Document in accordance with its terms against OFP.

      4. The choice of New York law as the governing law of each of the Credit Documents is, under the laws of the State of New York, a valid choice of law.

      5. The consent by OFP in Section 11.08 of the Credit Agreement to the jurisdiction of courts sitting in the State of New York is a valid consent to the jurisdiction of such courts, except that we express no opinion as to the enforceability of any consent to jurisdiction insofar as such consent relates to the subject matter jurisdiction of the United States Court for the Southern District of New York to adjudicate any controversy related to the Credit Documents.

                                                                     EXHIBIT C-3
                                                                          Page 3

      Our opinions are subject to the qualifications that:

      A. The enforceability of the Credit Documents is subject to and may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally (and by possible judicial application of English or other foreign laws or governmental action affecting the rights of creditors generally to the obligations of OFP), and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. Accordingly, no opinion is given herein as to (i) the availability of the right to accelerate any obligation and certain remedies provided for in the Credit Documents in the event of a nonmaterial default, or (ii) the enforceability of any provision of the Credit Documents relating to cumulation of remedies or waiving the remedy of specific performance, or the waiver of debtors rights.

      B. We express no opinion as to the enforceability of any contractual provision in the Credit Documents as to waiver of any procedural right, including, without limitation, (i) the waiver of setoff, counterclaim or other defense in Section 4.03(a) of the Credit Agreement, (ii) the second sentence of
Section 11.08(a) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents, and (iii) the waiver of inconvenient forum set forth in
Section 11.08(b) of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York.

      C. We express no opinion as to the enforceability of any contractual provision in the Credit Documents relating to indemnification, including, without limitation, with respect to the enforceability of Section 11.01 of the Credit Agreement (and any similar provisions in any of the other Credit Documents) to the extent that these may be limited (i) in the case of litigation against OFP which is decided adversely to the person claiming indemnification or in a case involving a claim of indemnification for attorneys' fees, (ii) by laws rendering unenforceable indemnification contrary to federal or state securities laws and the public policy underlying such laws and (iii) by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party, for liability for its own action or inaction, to the extent the action or inaction involved gross negligence, recklessness, willful misconduct or unlawful conduct.

      D. Furthermore, no opinion is given herein as to:

            (i) the enforceability of any right or obligation to the extent that the same has been varied by course of dealing or performance; or

            (ii) the enforceability of the provisions of Section 11.09 of the Credit Agreement (A) to the extent that a judgment not in Dollars is obtained in respect of the Credit Agreement in a jurisdiction other than the United States of America and the Borrower pays such judgment or (B) insofar as those provisions contemplate an alternative or additional cause of action for a claim that may have been merged with claims covered by an earlier judgment; or

                                                                     EXHIBIT C-3
                                                                          Page 4

            (iii) the enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing, which may be limited under certain circumstances; or

            (iv) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose; or

            (v) the enforceability of the right of setoff provided for in
      Section 11.02 of the Credit Agreement (A) in respect of an interest in Obligations purchased by a Bank pursuant to Section 11.06(b), to the extent the relevant purchase does not give rise to a direct obligation of OFP to such Bank, or (B) insofar as that right relates to setoff of unmatured Obligations or of obligations owed to OFP by Affiliates of the Banks or by Affiliates of the Administrative Agent.

      E. The opinion set forth in paragraph numbered 1 above is subject to possible judicial action giving effect to governmental actions on foreign laws affecting creditors' rights.

      We are members of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

      This opinion is rendered solely to the persons listed on Annex I hereto by us as special New York counsel to OFP in connection with the transactions contemplated by the Credit Documents. This opinion may not be relied upon in any manner or for any purpose, or furnished to or relied upon by any other person, without our prior written consent. The information set forth herein is as of the date of this letter, and we disclaim any undertaking to advise the persons listed on Annex I hereto of changes which thereafter may be brought to our attention.

                                                     Very truly yours,

                                                                     EXHIBIT C-3
                                                                          Page 5

                                                                         ANNEX I

                              [LIST OF ADDRESSEES]

                                                                     EXHIBIT C-4

                FORM OF OPINION OF COUNSEL (UNITED KINGDOM) - OFP

TO:   The Banks named as parties to the
      Credit Agreement referred to below and
      Citibank, N.A., as Administrative
      Agent

            2002

Ladies and Gentlemen

Omnicom Finance Plc

We have acted as special English lawyers for Omnicom Finance Plc, a company organised and existing under the laws of England and Wales ("Omnicom Plc"), in connection with its authorisation of the execution and delivery of the following documents (collectively, the "Credit Documents"):

      (a) the 364-Day Credit Agreement dated as of April 25, 2002 between Omnicom Finance Inc., Omnicom Plc, Omnicom Capital Inc. (collectively, the "Borrowers"), the financial institutions expressed to be parties thereto (the "Banks") and Citibank, N.A., as Administrative Agent (the "Credit Agreement"); and

      (b)   the Notes of Omnicom Plc, if any, to be delivered pursuant to
            Section 2.05 of the Credit Agreement.

This opinion is delivered to you pursuant to Section 5.01(b) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

1     Documents Reviewed and Assumptions Made

      In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies of the Credit Agreement (including the Exhibits thereto), and such records and other documents as we have deemed necessary as the basis for the opinions hereinafter expressed.

      In our examination of the documents referred to above and for the purpose of rendering this opinion, we have assumed:-

                                                                     EXHIBIT C-4
                                                                          Page 2

1.1 the accuracy of all certificates referred to above, the genuineness of all signatures on all documents referred to above or on the originals thereof, and the conformity to original documents of all copies;

1.2 that the parties to the Credit Agreement other than Omnicom Plc have the corporate power and authority to enter into and perform each of the Credit Documents to which they are parties and that each of such Credit Documents has been duly authorised, executed and delivered by each such other party in accordance with all applicable laws;

1.3 that, subject to the position under English law being as set out in our opinion, the Credit Documents are legal, valid and binding obligations of Omnicom Plc under the law of New York; and

1.4 that the information disclosed by our search on [ ] 2002 at the Registrar of Companies for England and Wales and enquiry on [ ] 2002 at the Central Registry of Winding Up Petitions in relation to Omnicom Plc (which did not disclose the existence of any petition or resolution to wind up Omnicom Plc or to appoint an administrator for Omnicom Plc) was then accurate and has not since then been altered and that such search and enquiry did not fail to disclose any matters relevant for the purposes of this opinion.

      We have not sought independently to verify any of the above assumptions.

      We have also relied upon two certificates (the "Certificate" and the "Director's Certificate" respectively) of a Director and the Secretary of Omnicom Plc as to certain factual matters. Copies of the Certificate and the Director's Certificate are attached to this letter. We have not sought independently to verify the accuracy or completeness of the Certificate or the Director's Certificate.

2     Opinion

      Based upon the foregoing, and subject to the qualifications and further assumptions set forth in section 3 of this letter, we are of the opinion that:

2.1 Omnicom Plc (i) is a validly existing public limited company in "good standing" (as defined in paragraph 3.5 below) under the laws of England and Wales; (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged (as such property, assets and business are described in the Certificate); and (iii) is not required to be qualified as a "foreign corporation" in order to do business in any jurisdiction within England and Wales.

2.2 Omnicom Plc has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is expressed to be a party and to borrow under the Credit Agreement and has taken all necessary corporate action to authorise the execution, delivery and performance by it of each of such Credit Documents and borrowing by

                                                                     EXHIBIT C-4
                                                                          Page 3

      it under the Credit Agreement. Omnicom Plc has duly executed the Credit Agreement. When the Notes are signed by one of the Directors of Omnicom Plc, whose names are set out in Appendix A to the Director's Certificate, given by Omnicom Plc pursuant to Section 5.01(a) of the Credit Agreement, such Notes will have been validly executed by Omnicom Plc.

2.3 The execution, delivery and performance by Omnicom Plc of the Credit Documents to which it is expressed to be a party, the compliance by it with the terms and provisions thereof and the borrowing by it under the Credit Agreement will: (i) not contravene any provision of any law, statute, rule or regulation of England and Wales; and (ii) not violate any provision of the Memorandum or Articles of Association of Omnicom Plc.

2.4 No order, consent, approval, licence, authorisation or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority of or in England and Wales, is required to authorise, or is required in connection with: (i) the execution, delivery and performance by Omnicom Plc of any Credit Document to which Omnicom Plc is expressed to be a party; (ii) the borrowing by Omnicom Plc under the Credit Agreement; or (iii) the enforceability of any such Credit Document against Omnicom Plc.

2.5 If such matters were raised before them, the English Courts, in a properly presented case, would give effect to the choice of New York law as the governing law of each of the Credit Documents and to the consent by Omnicom Plc, in Section 11.08 of the Credit Agreement to the jurisdiction of courts sitting in the State of New York.

3     Qualifications

      This opinion is also subject to the qualifications set out below.

3.1 We express no opinion as to any law other than the law of England and Wales in force as at the date hereof and we express no opinion as to matters of fact.

3.2 The obligations of Omnicom Plc under the Credit Documents will be subject to any laws from time to time in effect relating to insolvency, administration, bankruptcy, liquidation or any other laws or legal procedures affecting generally the enforcement of creditors' rights, as well as the principles of equity.

3.3 The search at the Registrar of Companies referred to in paragraph 1.4 is not capable of conclusively revealing whether or not certain events have occurred, including the commencement of winding up or the making of an administration order or the appointment of a receiver, administrative receiver, administrator or liquidator, as notice of these matters may not be

                                                                     EXHIBIT C-4
                                                                          Page 4

      immediately filed with the Registrar of Companies and, when filed, may not be immediately available for public inspection.

3.4 The enquiry at the Central Registry of Winding Up Petitions referred to in paragraph 1.4 relates only to a compulsory winding-up and is not capable of conclusively revealing whether or not a petition in respect of a compulsory winding-up has been presented since details of a petition may not have been immediately entered on the records of the Central Registry or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry or entered on such records at all.

3.5 There is no concept of "good standing" as such under English company law. Accordingly, the reference to "good standing" in paragraph 2.1 above should be taken to mean only that our search referred to above of records of the Registrar of Companies for England and Wales and enquiry of the Central Office of Winding Up Petitions did not reveal any appointment of, or resolution or petition to appoint, a liquidator, administrator or administrative receiver of Omnicom Plc, or that Omnicom Plc is delinquent in filing its statutory annual directors' report and accounts, or any notification by the Registrar of Companies of intention to strike Omnicom Plc's name off the Register of Companies.

3.6 The choice of a particular law to govern an agreement or document would not be recognised or upheld by the English Courts if the choice of law was not bona fide and legal or if there were reasons for avoiding the choice of law on the grounds of public policy. The choice of a particular law would not be upheld, for example, if it was made with the intention of evading the law of the jurisdiction with which the contract had its most substantial connection and which, in the absence of the chosen law, would have invalidated the contract or been inconsistent with it. We have not made any investigation into the bona fides of the parties to the Credit Documents; however we are not aware of any reason for an English Court to find that the choice of New York law to govern the Credit Documents is not bona fide or not legal, nor are we aware of any English public policy that would be violated by the enforcement of the Credit Documents in accordance with their respective terms.

3.7 Our opinions in paragraphs 2.3 and 2.4 above are based on and subject to the further assumption that all Loans made to Omnicom Plc pursuant to the Credit Agreement will be made by persons who are: (i) authorised persons (within the meaning of the Financial Services and Markets Act 2000) who have permission to accept deposits, or to effect or carry out contracts of insurance; or (ii) acting in the course of carrying on a business consisting wholly or to a significant extent of lending money; or (iii) otherwise described in paragraph 6(1) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001.

The opinions expressed herein may not be relied upon in any manner or used for any purpose by any person other than in relation to the Credit Documents by the persons to

                                                                     EXHIBIT C-4
                                                                          Page 5

whom they are addressed. This opinion shall be governed by and construed in accordance with English Law.

Yours faithfully

                               OMNICOM FINANCE PLC

                                   Certificate

We the undersigned, being a duly appointed Director and the duly appointed Secretary of Omnicom Finance Plc ("Omnicom Plc") HEREBY CERTIFY as follows:-

1 This Certificate is given to Macfarlanes for their use and reliance in connection with the legal opinion to be delivered by them pursuant to
      Section 5.01(b) of the 364-Day Credit Agreement dated as of April 25, 2002 between Omnicom Finance Inc., Omnicom Plc, and Omnicom Capital Inc. (collectively, the "Borrowers"), the financial institutions expressed to be parties thereto (the "Banks") and Citibank, N.A., as Administrative Agent (the "Credit Agreement").

2 We refer to the Director's Certificate delivered by Omnicom Plc pursuant to Section 5.01(c)(iii) of the Credit Agreement, a copy of which is attached to this Certificate. We hereby confirm that the matters certified by paragraphs 2, 3, 4, 5 and 7 of that Certificate are true and correct.

3 Omnicom Plc's business as currently conducted consists of lending and advancing money to members of the group of companies comprised by Omnicom Group Inc., its subsidiaries and affiliated entities; borrowing money from banks and other institutions which carry on business mainly as lenders of money and/or from Omnicom Group Inc. and its other subsidiaries, in order to finance such lending; group treasury transactions, including management of group currency and interest rate exposures; and activities related or incidental to the activities described above. Omnicom Plc's assets consist wholly or mainly of cash and debts owed to Omnicom Plc and its profits consist wholly or mainly of interest income less interest and administrative expenses.

4 There are no pending actions, suits or proceedings by or against Omnicom Plc nor, to the best of our knowledge and belief, are any such actions, suits or proceedings threatened.

Dated:                              2002

...............................................
Director

...............................................
Secretary

                                                                     EXHIBIT D-1

                              OMNICOM FINANCE INC.

                              Officers' Certificate

      I, the undersigned, ________________________________ of Omnicom Finance
Inc., a corporation organized and existing under the laws of Delaware ("OFI"), DO HEREBY CERTIFY that:

      1. This Certificate is furnished pursuant to Section 5.01(c)(i) of the 364-Day Credit Agreement, dated as of April 25, 2002, among OFI, Omnicom Capital Inc., Omnicom Finance Plc, the Banks party thereto and Citibank, N.A., as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

      2. The persons named below have been duly elected, have duly qualified as and at all times since _____________(4) (to and including and date hereof) have been officers of OFI, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

       Name(5)                      Office                      Signature
       -------                      ------                      ---------

-------------------           ------------------            ------------------

-------------------           ------------------            ------------------

-------------------           ------------------            ------------------

-------------------           ------------------            ------------------

      3. Attached hereto as Exhibit A is a copy of the Certificate of Incorporation of OFI as filed in the office of the Secretary of State of the State of Delaware on __________________, 200_, together with all amendments thereto adopted through the date hereof.

      4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of OFI as in effect on ____________________,(6) together with all amendments thereto adopted through the date hereof.

      5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of OFI at a meeting on _________, at which a quorum was present and acting throughout, which resolutions have not been

----------

(4) Insert a date prior to the time of any corporate action relating to the Credit Agreement.

(5) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this certificate.

(6)   Insert same date as in paragraph 2 of this certificate.

                                                                     EXHIBIT D-1
                                                                          Page 2

revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of OFI which deal with the execution, delivery or performance of any of the Credit Documents.

      6. On the date hereof, the representations and warranties of OFI contained in Section 6 of the Credit Agreement are true and correct, both before and after giving effect to each Borrowing, if any, to occur on the date hereof and the application of the proceeds thereof.

      7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or from the application of the proceeds thereof.

      8. I know of no proceeding for the dissolution or liquidation of OFI or threatening its existence.

      IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of [___________], 2002.

                                                     OMNICOM FINANCE INC.

                                                     ___________________________
                                                     Name:
                                                     Title:

                                                                     EXHIBIT D-1
                                                                          Page 3

I, the undersigned, [Secretary/Assistant Secretary] of OMNICOM FINANCE INC. ("OFI") DO HEREBY CERTIFY that:

      1. [Insert name of Person making the above certifications] is the duly elected and qualified ___________ of OFI and the signature above is his/her genuine signature.

      2. The certifications made by [Name] in items 2, 3, 4 and 5 above are true and correct.

      3. I know of no proceeding for the dissolution or liquidation of OFI or threatening its existence.

      IN WITNESS WHEREOF, I have hereunto set my hand this ________ day of [____________], 2002.

                                                     OMNICOM FINANCE INC.

                                                     ___________________________
                                                     Name:
                                                     Title:

                                                                     EXHIBIT D-2

                              OMNICOM CAPITAL INC.

                              Officers' Certificate

      I, the undersigned, ________________________________ of Omnicom Capital
Inc., a corporation organized and existing under the laws of Delaware ("OCI"), DO HEREBY CERTIFY that:

      1. This Certificate is furnished pursuant to Section 5.01(c)(iv) of the 364-Day Credit Agreement, dated as of April 25, 2002, among OCI, Omnicom Finance Inc., Omnicom Finance Plc, the Banks party thereto and Citibank, N.A., as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

                  2. The persons named below have been duly elected, have duly qualified as and at all times since _____________(7) (to and including and date hereof) have been officers of OCI, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

       Name(8)                      Office                      Signature
       -------                      ------                      ---------

-------------------           ------------------            ------------------

-------------------           ------------------            ------------------

-------------------           ------------------            ------------------

-------------------           ------------------            ------------------

      3. Attached hereto as Exhibit A is a copy of the Certificate of Incorporation of OCI as filed in the office of the Secretary of State of the State of Delaware on __________________, 200_, together with all amendments thereto adopted through the date hereof.

      4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of OCI as in effect on ____________________,(9) together with all amendments thereto adopted through the date hereof.

      5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of OCI at a meeting on _________, at

----------

(7) Insert a date prior to the time of any corporate action relating to the Credit Agreement.

(8) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this certificate.

(9)   Insert same date as in paragraph 2 of this certificate.

                                                                     EXHIBIT D-2
                                                                          Page 2

which a quorum was present and acting throughout, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of OCI which deal with the execution, delivery or performance of any of the Credit Documents.

      6. On the date hereof, the representations and warranties of OCI contained in Section 6 of the Credit Agreement are true and correct, both before and after giving effect to each Borrowing, if any, to occur on the date hereof and the application of the proceeds thereof.

      7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or from the application of the proceeds thereof.

      8. I know of no proceeding for the dissolution or liquidation of OCI or threatening its existence.

      IN WITNESS WHEREOF, I have hereunto set my hand this _______ day of [_______], 2002.

                                                     OMNICOM CAPITAL INC.

                                                     ___________________________
                                                     Name:
                                                     Title:

                                                                     EXHIBIT D-2
                                                                          Page 3

I, the undersigned, [Secretary/Assistant Secretary] of OMNICOM CAPITAL INC. ("OCI") DO HEREBY CERTIFY that:

      1. [Insert name of Person making the above certifications] is the duly elected and qualified ___________ of OCI and the signature above is his/her genuine signature.

      2. The certifications made by [Name] in items 2, 3, 4 and 5 above are true and correct.

      3. I know of no proceeding for the dissolution or liquidation of OCI or threatening its existence.

      IN WITNESS WHEREOF, I have hereunto set my hand this ________ day of [______], 2002.

                                                     OMNICOM CAPITAL INC.

                                                     ___________________________
                                                     Name:
                                                     Title:

                                                                     EXHIBIT D-3

                               OMNICOM FINANCE PLC

                             Director's Certificate

I, the undersigned, a Director of Omnicom Finance Plc, a company organised and existing under the laws of England and Wales ("Omnicom Plc") DO HEREBY CERTIFY that:-

1 This Certificate is furnished pursuant to Section 5.01(c)(iii) of the 364-Day Credit Agreement, dated as of April 25, 2002 between Omnicom Finance Inc., Omnicom Plc, Omnicom Capital Inc. (collectively, the "Borrowers"), the financial institutions expressed to be parties thereto (the "Banks") and Citibank, N.A., as Administrative Agent (the "Credit Agreement"). Unless otherwise defined herein capitalised terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

2 The persons named in the attached Appendix A have been duly elected or appointed as, and at all times on and since [date] (to and including the date hereof) have been Directors and/or Secretary of Omnicom Plc, holding the respective offices therein set opposite their names, and the signatures therein set opposite their names are their genuine signatures.

3 Attached hereto as Appendix B is a true and correct copy of the Memorandum and Articles of Association of Omnicom Plc as in effect on [date], and at all times since that date to and including the date hereof without amendment, including every resolution or agreement required by Section 380 of the Companies Act 1985 to be embodied in or annexed to such Articles.

4 Attached hereto as Appendix C is a true and correct copy of resolutions duly adopted by the Board of Directors of Omnicom Plc at a meeting on [date], at which a quorum was present and acting throughout, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Appendix C, no resolutions have been adopted by the Board of Directors of Omnicom Plc which deal with the execution, delivery or performance of any of the Credit Documents.

5 On the date hereof, the representations and warranties of Omnicom Plc contained in Section 6 of the Credit Agreement are true and correct, both before and after giving effect to each Borrowing, if any, to occur on the date hereof and the application of the proceeds thereof.

6 On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or from the application of the proceeds thereof.

                                                                     EXHIBIT D-3
                                                                          Page 2

7 I know of no petition or resolution for the winding up of Omnicom Plc or other proceedings threatening its existence.

IN WITNESS WHEREOF, I have hereunto set my hand this [ ] day of [ ] 2002.

                                                     OMNICOM FINANCE PLC

                                                     ___________________________
                                                     Name:
                                                     Title: Director

I, the undersigned, the Secretary of OMNICOM FINANCE Plc, DO HEREBY CERTIFY that:-

[name] ("the Director") is a duly elected or appointed Director of Omnicom Finance Plc and the signature above is his/her genuine signature.

The certifications made by the Director in items 2, 3 and 4 above are true and correct.

I know of no petition or resolution for the winding up of Omnicom Plc or other proceedings threatening its existence.

IN WITNESS WHEREOF, I have hereunto set my hand this [ ] day of [ ] 2002.

                                                     OMNICOM FINANCE PLC

                                                     ___________________________
                                                     Name:  Sally Ann Bray
                                                     Title: Secretary

                                                   APPENDIX "A"
                                                   Named Directors and Secretary

Name                        Office             Signature

Dennis Hewitt               Director           .................................


Barry Wagner                Director           .................................


Anthony Phipkin             Director           .................................


Suzanne Loney               Director           .................................


Stephen Medhurst            Director           .................................


Patricia Munday             Director           .................................


Nicholas Roach              Director           .................................


Sally Ann Bray              Secretary          .................................

                                                         APPENDIX "B"
                                                         Memorandum and Articles

                                                          APPENDIX "C"
                                                          Directors' Resolutions

                                                                     EXHIBIT D-4

                               OMNICOM GROUP INC.

                              Officers' Certificate

      I, the undersigned, ________________________of Omnicom Group Inc., a corporation organized and existing under the laws of New York (the "Guarantor"), DO HEREBY CERTIFY that:

      1. This Certificate is furnished pursuant to Section 5.01(c)(iii) of the 364-Day Credit Agreement, dated as April 25, 2002, among Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance Plc (the "Borrowers"), the Banks party thereto and Citibank, N.A., as Administrative Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

      2. The persons named below have been duly elected, have duly qualified as and at all time since _________________(10) (to and including and date hereof) have been officers of the Guarantor, holding the respective offices below set opposite their names, and the signatures below set opposite their names are their genuine signatures.

       Name(11)                     Office                      Signature
       --------                     ------                      ---------

-------------------           ------------------            ------------------

-------------------           ------------------            ------------------

-------------------           ------------------            ------------------

-------------------           ------------------            ------------------

      3. Attached hereto as Exhibit A is a copy of the Certificate of Incorporation of the Guarantor as filed in the Office of the Secretary of State of the State of New York on ____________________, 200_, together with all amendments thereto adopted through the date hereof.

      4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Guarantor as in effect on ________________,(12) together with all amendments thereto adopted through the date hereof.

----------

(10) Insert a date prior to the time of any corporate action relating to the Guaranty.

(11) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this certificate.

                                                                     EXHIBIT D-4
                                                                          Page 2

      5. Attached hereto as Exhibit C is a true and correct copy of resolutions duly adopted by the Board of Directors of the Guarantor at a meeting on ______________________ at which a quorum was present and acting throughout, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Guarantor which deal with the execution, delivery or performance of any of the Credit Documents.

      6. On the date hereof, the representations and warranties contained in
Section 6 of the Guaranty are true and correct, both before and after giving effect to each Borrowing, if any, to occur on the date hereof and the application of the proceeds thereof.

      7. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Borrowing to occur on the date hereof or from the application of the proceeds thereof.

      8. I know of no proceeding for the dissolution or liquidation of the Guarantor or threatening its existence.

      IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of [____________], 2002.

                                                     OMNICOM GROUP INC.

                                                     ___________________________
                                                     Name:
                                                     Title:

----------

....continued from the preceding page

(12) Insert same date as in paragraph 2 of this certificate.

                                                                     EXHIBIT D-4
                                                                          Page 3

I, the undersigned, [Secretary/Assistant Secretary) of OMNICOM GROUP INC. ("the Guarantor"), DO HEREBY CERTIFY that:

      1. [Insert name of Person making the above certifications] is the duly elected and qualified __________ of the Guarantor and the signature above is his/her genuine signature.

      2. The certifications made by [Name] in items 2, 3, 4 and 5 above are true and correct.

      3. I know of no proceeding for the dissolution or liquidation of the Guarantor or threatening its existence.

      IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of [____________], 2002.

                                                     OMNICOM GROUP INC.

                                                     By_________________________
                                                       Name:
                                                       Title:

                                                                       EXHIBIT E

--------------------------------------------------------------------------------

                               OMNICOM GROUP INC.,
                                  as Guarantor

                                    GUARANTY

                           Dated as of April 25, 2002

--------------------------------------------------------------------------------

                              TABLE OF CONTENTS(1)

Paragraph                                                                   Page
---------                                                                   ----

1.       The Guaranty.........................................................1

2.       Waiver of Notice, Etc................................................1

3.       Waiver of Suretyship Defenses........................................2

4.       Obligations Unconditional............................................2

5.       Subrogation..........................................................3

6.       Representations and Warranties.......................................3

     (a)          Corporate Existence.........................................3
     (b)          Action......................................................4
     (c)          No Breach...................................................4
     (d)          Approvals...................................................4
     (e)          Financial Condition.........................................4
     (f)          Financial Disclosure........................................4
     (g)          Litigation..................................................5
     (h)          True and Complete Disclosure................................5
     (i)          Taxes.......................................................5
     (j)          Capitalization..............................................5
     (k)          Environmental Matters.......................................6
     (l)          Material Subsidiaries.......................................6
     (m)          Investment Company Act......................................6
     (n)          Public Utility Holding Company Act..........................6
     (o)          Ownership of Borrowers......................................6
     (p)          Ownership of Intellectual Property..........................6
     (q)          Margin Stock................................................7

7.       Covenants............................................................7

     (a)          Financial Statements, Etc...................................7
     (b)          Bookkeeping.................................................8
----------

(1) This Table of Contents is provided for convenience only and is not a part of the attached Guaranty.

     (c)          Maintenance of Property; Insurance..........................9
     (d)          Existence, Etc..............................................9
     (e)          Compliance with Applicable Laws.............................9
     (f)          ERISA.......................................................9
     (g)          Fiscal Year, Etc...........................................10
     (h)          Lines of Business..........................................10
     (i)          Liens......................................................10
     (j)          Prohibition on Fundamental Changes.........................11
     (k)          Leases.....................................................12
     (l)          Indebtedness...............................................12
     (m)          Investments................................................13
     (n)          Transactions with Affiliates...............................14
     (o)          Total Consolidated Indebtedness to Total Consolidated
                   Capitalization Ratio......................................14
     (p)          Debt to Cash Flow Ratio....................................14
     (q)          Certain Obligations Respecting Subsidiaries................14

8.       Definitions.........................................................14

9.       Continuing Guaranty, Etc............................................18

10.      Successors and Assigns..............................................19

11.      Amendments, Etc.....................................................19

12.      Receipt of Credit Agreement.........................................19

13.      Setoff..............................................................19

14.      Notices.............................................................19

15.      Reinstatement.......................................................19

16.      Statute of Limitations..............................................19

17.      Generally Accepted Accounting Principles............................20

18.      Governing Law, Submission to Jurisdiction ..........................20

19.      Judgment Currency...................................................20

Schedule I -- Material Subsidiaries of the Guarantor
Schedule II -- Existing Indebtedness of Subsidiaries
Schedule III -- Types of Indebtedness

      GUARANTY, dated as of April 25, 2002, made by OMNICOM GROUP INC., a corporation organized and existing under the laws of New York (the "Guarantor"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as hereinafter defined), if not otherwise defined herein, shall be used herein as so defined.

                              W I T N E S S E T H :

      WHEREAS, Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance Plc (the "Borrowers"), various financial institutions (the "Banks") and Citibank, N.A., as Administrative Agent (the "Administrative Agent") (the Banks and the Administrative Agent being hereinafter collectively referred to as the "Guaranteed Parties") have entered into a 364-Day Credit Agreement, dated as of April 25, 2002 (as modified, supplemented or amended from time to time, the "Credit Agreement"), providing for the making of Loans in Dollars as contemplated therein;

      WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement referred to above that the Guaranty be executed and delivered in the form hereof;

      WHEREAS, it is a condition to the making of Loans under the Credit Agreement that the Guarantor shall have executed and delivered this Guaranty; and

      WHEREAS, the Guarantor will obtain benefits as a result of the Loans made to the Borrowers under the Credit Agreement and, accordingly, desires to execute and deliver this Guaranty in order to satisfy the conditions described in the two immediately preceding paragraphs;

      NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby makes the following representations and warranties to the Guaranteed Parties and hereby covenants and agrees with the Guaranteed Parties as follows:

      1. The Guaranty. The Guarantor irrevocably and unconditionally guarantees the full and prompt payment when due (whether by acceleration or otherwise) of the principal of and interest on any Note issued under the Credit Agreement and of all other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the due performance and compliance with the terms of the Credit Agreement and the Notes by the Borrowers (all such principal, interest, obligations and liabilities, collectively, the "Guaranteed Obligations"). All payments by the Guarantor under this Guaranty, to the extent owing to the Banks or the Administrative Agent, shall be made on the same basis as payments by the Borrowers under Sections 4.02 and 4.03 of the Credit Agreement.

      2. Waiver of Notice, Etc. The Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liability, suit or taking of other action by any Guaranteed Party against, and any other notice to, any party liable thereon (including the Guarantor or any other guarantor).

      3. Waiver of Suretyship Defenses. Any Guaranteed Party may at any time and from time to time without the consent of, or notice to the Guarantor, without incurring responsibility to the Guarantor, without impairing or releasing the obligations of the Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefore, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

            (c) exercise or refrain from exercising any rights against the Borrowers or others or otherwise act or refrain from acting;

            (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to creditors of the Borrowers other than the Guaranteed Parties and the Guarantor;

            (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Guaranteed Parties regardless of what liability or liabilities of the Borrowers remain unpaid;

            (f) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements; and/or

            (g) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Borrowers to recover full indemnity for any payments made pursuant to this Guaranty.

      4. Obligations Unconditional. The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any action or inaction by any Guaranteed Party as contemplated in Section 3 of this Guaranty; (b) any invalidity, irregularity or unenforceability of all or part of the Guaranteed Obligations or of any security therefor; or (c) to the fullest extent permitted by law, any other circumstance or occurrence that would or might otherwise release, suspend, discharge, terminate or otherwise affect the obligations of a surety. This Guaranty is a primary obligation of the Guarantor, and is a guaranty of payment, not merely collection.

      5. Subrogation. (a) The Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Parties against the Borrowers or any other guarantor of the Guaranteed Obligations (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty. The Guarantor hereby further waives any right to enforce any other remedy which the Guaranteed Parties now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrowers and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Guaranteed Parties to secure payment of the indebtedness of the Borrowers. The Guarantor also waives all claims (as such term is defined in the Bankruptcy
Code) it may at any time otherwise have against any Other Party arising from any transaction whatsoever, including, without limitation, its right to assert or enforce any such claims.

      (b) Notwithstanding the provisions of the preceding clause (a), the Guarantor shall have and be entitled to (i) all rights of subrogation otherwise provided by law in respect of any payment it may make or be obligated to make under this Guaranty and (ii) all claims (as defined in the Bankruptcy Code) it would have against any Other Party in the absence of the preceding clause (a), and to assert and enforce same, provided that no Default or Event of Default of the type described in Section 9.05 of the Credit Agreement with respect to the respective Other Party exists at the time of such assertion and enforcement.

      6. Representations and Warranties. In order to induce the Banks to make the Loans, the Guarantor makes the following representations, warranties and agreements:

            (a) Corporate Existence. Each of the Guarantor and its Subsidiaries
      (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

            (b) Action. The Guarantor has the corporate power to execute, deliver and perform the terms and provisions of this Guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Guaranty. The Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            (c) No Breach. Neither the execution, delivery or performance by the Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or Bylaws of the Guarantor or any of its Subsidiaries.

            (d) Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or (ii) the legality, validity, binding effect or enforceability of this Guaranty.

            (e) Financial Condition. The consolidated statements of financial condition of the Guarantor and its Subsidiaries at December 31, 2001 and the related consolidated statements of income and retained earnings and cash flow of the Guarantor and its Subsidiaries for the fiscal year ended on such date and heretofore furnished to the Banks present fairly, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Guarantor and its Subsidiaries for such fiscal year. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. From December 31, 2001 through the date of this Guaranty, there has been no material adverse change in the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

            (f) Financial Disclosure. Except as fully reflected in the financial statements delivered pursuant to the preceding clause (e), there were as of the date hereof no liabilities or obligations with respect to the Guarantor or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be materially adverse to the Guarantor or to the Guarantor and its Subsidiaries taken as a whole.

            (g) Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

            (h) True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Guarantor in writing to any Bank (including, without limitation, all information contained herein) for purposes of or in connection with this Guaranty or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Guarantor in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not omit to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            (i) Taxes. Each of the Guarantor and its Subsidiaries has filed all tax returns required to be filed (taking into account all valid extensions) by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each of the Guarantor and its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Guarantor) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the last day of the fiscal quarter immediately preceding the date hereof.

            (j) Capitalization. As of December 31, 2001, the authorized capital stock of the Guarantor consisted of (i) 1,000,000,000 shares of common stock, $.15 par value per share, of which 198,669,254 shares were issued and outstanding and (ii) 7,500,000 shares of preferred stock, $1.00 par value per share, none of which shares were issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. Other than (x) certain options to purchase 17,743,823 shares of common stock of the Guarantor (as of December 31, 2001) and performance units payable in cash and/or common stock in the discretion of the Compensation Committee of the Board of Directors of the Guarantor, (y) the Guarantor's Zero-Coupon Convertible Notes due 2031 and Zero-Coupon Convertible Notes due 2032, and (z) shares of common stock issuable under certain acquisition agreements to which the Guarantor is a party, the

      Guarantor does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            (k) Environmental Matters. Each of the Guarantor and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

            (l) Material Subsidiaries Schedule I correctly sets forth the name of each Material Subsidiary of the Guarantor, the percentage ownership (direct and indirect) of the Guarantor in the voting securities of each such Material Subsidiary and also identifies the direct owner thereof, in each case as of the date hereof.

            (m) Investment Company Act. None of the Guarantor or any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (n) Public Utility Holding Company Act. None of the Guarantor, OFI or OCI is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            (o) Ownership of Borrowers. The Guarantor owns all of the capital stock of each of OFI and OCI and Diversified Agency Services Limited ("DASL"), and DASL owns all of the capital stock of OFP.

            (p) Ownership of Intellectual Property. Each of the Guarantor and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

            (q) Margin Stock. All proceeds of each Loan shall be used by each Borrower for general corporate purposes, including the repayment of maturing Commercial Paper of such Borrower and acquisitions; provided that no part of the proceeds of any Loan will be used by the Borrowers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. Not more than 25% of the value of the assets of the Guarantor or the Guarantor and its Subsidiaries subject to the restrictions contained in Section 7 of this Guaranty constitute Margin Stock and, at the time of each Borrowing, not more than 25% of the value of the assets of the Guarantor or the Guarantor and its Subsidiaries subject to the restrictions contained in Section 7 of this Guaranty will constitute Margin Stock. Notwithstanding the foregoing provisions of this Section 6(q) neither the Guarantor nor any of its Subsidiaries (including, without limitation, the Borrowers) will use the proceeds of any Loan to purchase the capital stock of any corporation in a transaction, or as part of a series of transactions, (i) the purpose of which is, at the time of any such purchase, to acquire control of such corporation or (ii) the result of which is the ownership by the Guarantor and its Subsidiaries (including, without limitation, the Borrowers) of 10% or more of the capital stock of such corporation, in either case if the Board of Directors of such corporation has publicly announced its opposition to such transaction.

      7. Covenants. The Guarantor hereby covenants and agrees that on and after the date hereof and until the termination of the Total Commitment and the repayment in full of the Loans and Notes, together with interest, fees and all other Obligations incurred under the Credit Agreement:

            (a) Financial Statements, Etc. The Guarantor will furnish to each
      Bank:

                  (i) within 50 days after the close of each quarterly
            accounting period in each fiscal year of the Guarantor (other than the fourth fiscal quarterly accounting period), the consolidated statements of financial condition of the Guarantor and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income for such quarterly period and of cash flow for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year (or for the last day of the respective fiscal quarter in the prior fiscal year in the case of the balance sheet), all of which shall be certified by the chief financial officer of the Guarantor, subject to normal year-end adjustments;

                  (ii) within 105 days after the close of each fiscal year of the Guarantor, the audited consolidated statements of financial condition of the Guarantor and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statements of cash flow for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and reported on by independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks;

                  (iii) at the time of the delivery of the financial statements provided for in clauses (i) and (ii), a certificate of the chief financial officer of the Guarantor to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Guarantor was in compliance with the provisions of clauses (o) and (p) of this Section 7, inclusive, at the end of such fiscal quarter or year, as the case may be;

                  (iv) promptly, and in any event within three Business Days after an officer of the Guarantor obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, (y) any litigation or governmental proceeding pending (a) against the Guarantor or any of its Subsidiaries which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or the Guarantor and its Subsidiaries taken as a whole or (b) with respect to any Credit Document and (z) any other event which is likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or the Guarantor and its Subsidiaries taken as a whole;

                  (v) promptly, copies of all financial information, proxy
            materials and other information and reports, if any, which the Guarantor shall file with the SEC; and

                  (vi) from time to time, such other information or documents
            (financial or otherwise) as any Bank may reasonably request, other than consolidating financial statements of Subsidiaries and Affiliates.

            (b) Bookkeeping. The Guarantor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Guarantor will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, under guidance of officers of the Guarantor or such Subsidiary, any of the properties of the Guarantor or such Subsidiary, and to examine the books of record and account of the Guarantor or such Subsidiary (including, without limitation, consolidating financial statements of Subsidiaries and Affiliates) and discuss the affairs, finances and accounts of the Guarantor or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request.

            (c) Maintenance of Property; Insurance. The Guarantor will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

            (d) Existence, Etc. The Guarantor will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this clause (d) shall prevent (i) the withdrawal by the Guarantor or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or the Guarantor and its Subsidiaries taken as a whole or (ii) any transaction permitted by Section 7(j) of this Guaranty. The Guarantor will, and will cause each of its Subsidiaries to, pay all taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established.

            (e) Compliance with Applicable Laws. The Guarantor will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole.

            (f) ERISA. As soon as possible and, in any event, within 10 days after the Guarantor or any of its Subsidiaries or ERISA Affiliates knows or has reason to know any of the following, the Guarantor will deliver to each of the Banks a certificate of the chief financial officer of the Guarantor setting forth details as to such occurrence and such action, if any, which the Guarantor, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Guarantor, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan Administrator with respect thereto, that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated via a "distress termination" as referred to in Section 4041(c) of ERISA, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted by the PBGC to terminate a Plan, that a proceeding has been instituted pursuant to
      Section 515 of ERISA to collect a delinquent contribution to a Plan, or that the Guarantor, any of its Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under
      Section 4062, 4063, 4064, 4201 or 4204 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of notices received by the Guarantor or any of its Subsidiaries required to be delivered to the Banks hereunder shall be delivered to the Banks no later than 10 days after the later of the date such notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Guarantor or such Subsidiary.

            (g) Fiscal Year, Etc. The Guarantor shall cause (i) each of its, and each of its Designated Subsidiary's, fiscal years to end on December 31 and (ii) each of its, and each of its Designated Subsidiary's, fiscal quarters to end on March 31, June 30, September 30 and December 31.

            (h) Lines of Business. The Guarantor will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the lines of business in which it is engaged on the date hereof and any other reasonably related businesses or businesses reasonably incidental thereto.

            (i) Liens. The Guarantor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Guarantor or any of its Subsidiaries, whether now owned or hereafter acquired, provided that the provisions of this clause (i) shall not prevent the creation, incurrence, assumption or existence of:

                  (i) Liens for taxes not yet due, or Liens for taxes being
            contested in good faith and by appropriate proceedings for which adequate reserves have been established;

                  (ii) Liens in respect of property or assets of the Guarantor or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Guarantor or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens created for the benefit of the Administrative
            Agent and the Banks;

                  (iv) pledges or deposits in connection with worker's
            compensation, unemployment insurance and other social security legislation;

                  (v) easements, rights-of-way and other similar Liens on, over or in respect of any property of the Guarantor or any of its Subsidiaries which do not individually or in the aggregate materially impair the use or value of the property or assets subject thereto;

                  (vi) purchase money mortgages or other Liens on property
            acquired after the date hereof by the Guarantor or any of its Subsidiaries to secure the purchase price of such property (or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property), or Liens on any such property at the time of the acquisition of such property by the Guarantor or any of its Subsidiaries, whether or not assumed, provided that (x) the Indebtedness secured by each such Lien shall not exceed the cost of such property to the Guarantor or such Subsidiary or the fair value thereof at the time of the acquisition thereof, as the case may be, whichever is less, (y) each such Lien shall apply and attach only to the property originally subject thereto and fixed improvements thereon or accessions thereto, and (z) the principal amount of Indebtedness at any time outstanding and secured by Liens permitted by this clause (vi) of this Section 7(i) shall not in the aggregate for the Guarantor and its Subsidiaries exceed, when aggregated together with the Indebtedness secured by Liens permitted by clause
            (vii) below, 1.75% of Consolidated Adjusted Net Worth at such time;

                  (vii) Liens securing Indebtedness permitted by Section
            7(l)(viii) of this Guaranty;

                  (viii) Liens on assets sold by the Guarantor or any of its
            Subsidiaries and leased back by the Guarantor or such Subsidiary, so long as the aggregate fair value of assets so sold after the date hereof pursuant to this clause (viii) shall not exceed 3.5% of Consolidated Adjusted Net Worth at such time; and

                  (ix) Liens securing Indebtedness permitted by Section
            7(l)(vii) of this Guaranty, provided that the aggregate principal amount of such secured Indebtedness shall not exceed 15% of Consolidated Net Worth at any time.

            (j) Prohibition on Fundamental Changes. The Guarantor will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any substantial part of its property or assets, except that:
      (i) any Subsidiary of the Guarantor (other than the Borrowers) may do any of the foregoing in any fiscal year (the "Current Year") of the Guarantor so long as (x) the revenues of such Subsidiary for the then most recently ended fiscal year (the "Prior Year"), when added to the revenues for the Prior Year of all other Subsidiaries that have entered into transactions permitted by this clause (i) during the Current Year, do not exceed 15% of the revenues of the Guarantor and its Subsidiaries for the Prior Year and
      (y) the aggregate of (A) the revenues of such Subsidiary for the Prior Year, plus (B) with respect to each Subsidiary which consummated a transaction pursuant to clause (x) in the Current Year or the four immediately preceding fiscal years, the revenues of such Subsidiary for the year prior to the year in which the transaction was consummated, does not exceed 40% of the revenues of the Guarantor and its Subsidiaries for the Prior Year (for purposes hereof the year ending December 31, 2001 shall be the first such preceding fiscal year, and the actual number of such preceding fiscal years shall be used until such time as there are four preceding fiscal years), (ii) Subsidiaries of the Guarantor (other than the Borrowers) may convey, sell, lease or otherwise dispose of all or any part of its property or assets to the Guarantor or to other Subsidiaries (including, without limitation, by way of winding-up, liquidation or dissolution), (iii) any Wholly-Owned Subsidiary of the Guarantor (other than the Borrowers) may merge into the Guarantor or another Wholly-Owned Subsidiary, (iv) the Guarantor or any Wholly-Owned Subsidiary may enter into a merger transaction if (w) it is the surviving entity, (x) no Default or Event of Default would exist immediately after giving effect thereto, and (y) in the case of a Wholly-Owned Subsidiary, such Subsidiary remains a Wholly-Owned Subsidiary after the merger transaction is consummated, and (v) the Guarantor may transfer, sell or convey the stock of one or more of its Subsidiaries (other than the Borrowers) to one or more of its other Subsidiaries so long as, in the case of any such transfer, sale or conveyance of the stock of any Designated Subsidiary, the indirect ownership interest of the Guarantor in such Designated Subsidiary is not reduced as a result thereof.

            (k) Leases. The Guarantor will not enter into or permit any Subsidiary to enter into any agreements to rent or lease any real or personal property (excluding capitalized leases) except in the ordinary course of business.

            (l) Indebtedness. The Guarantor will not permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness listed on Schedule II ("Existing Indebtedness"), (ii) accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit incurred by such Subsidiaries in the ordinary course of business, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by such Subsidiary, (iii) obligations under letters of credit incurred by such Subsidiaries in the ordinary course of business in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation, (iv) Indebtedness of Subsidiaries of the Guarantor to the extent permitted under clause (m)(iv)-(vii) below, (v) Indebtedness of the Borrowers or any other Subsidiary of the Guarantor arising under, or constituting guaranties of, the Credit Agreement, (vi) other Indebtedness of the Borrowers so long as no Default or Event of Default then exists or would result there from, (vii) other Indebtedness of Foreign Subsidiaries of the Guarantor and (viii) Indebtedness of any Subsidiary of the Guarantor, provided that such Indebtedness was outstanding at such Subsidiary prior to the acquisition by the Guarantor of such Subsidiary and was not incurred in connection with or in contemplation of such acquisition.

            (m) Investments. The Guarantor will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

                  (i) the Guarantor and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (ii) the Guarantor and its Subsidiaries may acquire and hold
            Cash Equivalents, and Foreign Subsidiaries of the Guarantor may acquire and hold Foreign Cash Equivalents;

                  (iii) the Guarantor and its Subsidiaries may make loans and advances to officers, employees and agents in the ordinary course of business;

                  (iv) the Guarantor may make loans, advances or capital
            contributions to Subsidiaries;

                  (v) Subsidiaries of the Guarantor may make loans, advances or capital contributions to the Guarantor or other Subsidiaries;

                  (vi) the Guarantor and its Subsidiaries may have Investments in Affiliates at any one time outstanding up to but not exceeding an amount equal to one-third (1/3rd) of Consolidated Adjusted Net Worth at such time;

                  (vii) the Guarantor and its Subsidiaries may purchase or
            acquire stock or securities, or acquire assets or assume liabilities, of another Person in arm's-length transactions so long as no Default or Event of Default exists or would result there from, and, in the case of a purchase or acquisition of stock or securities, such Person becomes a Subsidiary of the Guarantor;

                  (viii) the Guarantor and its Subsidiaries may invest in
            preferred auction rate stock and other similar tax favored short term investments with a readily available and liquid secondary market; and

                  (ix) the Guarantor and its Subsidiaries may make loans,
            purchase securities or make other investments not permitted by the foregoing clauses of this Section 7(m) so long as the aggregate outstanding amount thereof, net of cash repayments of principal in the case of loans and cash sales proceeds in the case of securities or other investments that are liquidated but excluding any write-ups or write-downs in the value of any such loan, security or other investment that has not been liquidated, shall not exceed 15% of Consolidated Adjusted Net Worth at any time.

            (n) Transactions with Affiliates. The Guarantor will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Guarantor, other than on terms and conditions substantially as favorable to the Guarantor or such Subsidiary as would be obtainable by the Guarantor or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

            (o) Total Consolidated Indebtedness to Total Consolidated Capitalization Ratio. The Guarantor will not permit the ratio of its Total Consolidated Indebtedness to Total Consolidated Capitalization to be more than (i) 0.65:1 at any time from and including January 1 to and including September 30 of each year and (ii) 0.55:1 at any time from and including October 1 to and including December 31, of each year.

            (p) Debt to Cash Flow Ratio. The Guarantor will not permit the Debt to Cash Flow Ratio for the period of four consecutive fiscal quarters (taken as one accounting period) ending on the last day of such fiscal quarter to be more than 5:1.

            (q) Certain Obligations Respecting Subsidiaries. The Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Guarantor or any Subsidiary of the Guarantor, or pay any Indebtedness owed to the Guarantor or a Subsidiary of the Guarantor, (b) make loans or advances to the Guarantor or (c) transfer any of its properties or assets to the Guarantor, except for (x) such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Guaranty or any other Credit Document and (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Guarantor or a Subsidiary of the Guarantor and (y) issuances by Subsidiaries of preferred stock.

      8. Definitions. Terms defined in the Credit Agreement and used, but not otherwise defined, in this Guaranty shall have the respective meanings assigned to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 7(n) of this Guaranty, an Affiliate of the Guarantor shall include any Person that directly or indirectly owns more than 5% of the Guarantor, and any officer or director of the Guarantor or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or issued by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any Bank, the Administrative Agent, and any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any Bank, the Administrative Agent, and any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States, which commercial paper is rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

      "Consolidated Adjusted Net Worth" shall mean, at any time, the sum of (x) the Guarantor's Consolidated Net Worth plus (y) the outstanding principal amount of the Guarantor's Subordinated Indebtedness (to the extent and in the amount that any portion of such principal amount matures one year or more after the Final Maturity Date).

      "Consolidated Current Assets" shall mean, as to any Person, the current assets of such Person and its Subsidiaries determined on a consolidated basis.

      "Consolidated Current Liabilities" shall mean, as to any Person, the current liabilities of such Person and its Subsidiaries determined on a consolidated basis.

      "Consolidated Indebtedness" shall mean, for any fiscal quarter, an amount equal to (x) the sum of (i) the average of the amounts of Indebtedness of the types listed on Schedule

III hereto on the last Business Day of each calendar week ending during such fiscal quarter plus (ii) the amount of all Indebtedness of the Guarantor and its Subsidiaries (other than Indebtedness of the types listed on Schedule III hereto) (determined on a consolidated basis) on the last day of such fiscal quarter plus (iii) without duplication of amounts included in clauses (i) and
(ii) above, the aggregate outstanding amount of Short-term Preferred Stock of Subsidiaries of the Guarantor issued after the date hereof minus (y) the sum of
(i) the amount of all Cash Equivalents and investments of the type described in
Section 7(m)(viii) of this Guaranty held by OFI or OCI on the last day of such fiscal quarter plus (ii) the Dollar Equivalent of the amount of all Foreign Cash Equivalents held by OFP on the last day of such fiscal quarter.

      "Consolidated Net Income" shall mean the net income of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

      "Consolidated Net Worth" shall mean, as to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis (including therein the portion of such Net Worth reflecting minority interests in Subsidiaries).

      "Debt to Cash Flow Ratio" shall mean the ratio of (i) Consolidated Indebtedness for any fiscal quarter of the Guarantor to (ii) Net Cash Flow for the period of four consecutive complete fiscal quarters of the Guarantor (taken as one accounting period) ending on the last day of such fiscal quarter.

      "Designated Subsidiaries" shall mean BBDO Worldwide Inc., Bernard Hodes Inc., DAS Holdings Inc., DDB Worldwide Communications Group Inc.,
Fleishman-Hillard Inc., OCI, OFI, Omnicom Media Group Holdings Inc., Porter Novelli Inc., Rapp Collins Worldwide Inc. and TBWA Worldwide Inc.

      "Dollar Equivalent" shall mean, with respect to any Foreign Cash Equivalent denominated in a currency other than U.S. Dollars, the amount of U.S. Dollars into which the principal amount of such Foreign Cash Equivalent could be converted at the then applicable Exchange Rate. For the purpose of the foregoing determination, the "Exchange Rate" shall be the spot rate at which the relevant currency is offered for sale against delivery of U.S. Dollars on the date of determination thereof (or, if such date is not a Business Day, the next preceding Business Day), as set forth in The Wall Street Journal; provided that if no such rate is set forth in The Wall Street Journal on such date, the "Exchange Rate" shall be the rate quoted by the Administrative Agent at the opening of business on such date (or, if such date is not a Business Day, the next preceding Business Day) for the spot rate at which the relevant currency is offered for sale by the Administrative Agent against delivery of U.S. Dollars.

      "Foreign Cash Equivalents" shall mean (i) time deposits, certificates of deposit and similar instruments of any Bank or any other commercial bank having long-term indebtedness rated in its highest rating category by Moody's Investors Services, Inc. or by Standard & Poor's Corporation, and (ii) such other securities and investments as shall be approved by the Administrative Agent from time to time.

      "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent that they are still contingent),
(ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder (other than letters of credit issued in support of accrued expenses and accounts payable incurred in the ordinary course of business), (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person,
(iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person.

      "Investments in Affiliates" shall mean all amounts paid and the fair market value of all non-cash delivered in consideration for the purchase of securities of, or the making of any other investment in, any Person that, after giving effect to such purchase or other investment, is not a Subsidiary of the Guarantor but is subject to the exercise by the Guarantor (directly or indirectly) of significant influence over its operating and financial policies.

      "Net Cash Flow" shall mean, for any period, the Consolidated Net Income for such period without giving effect to any extraordinary gains or losses and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), adjusted by (x) adding thereto the following items: (i) the amount of all amortization of intangibles and depreciation that were deducted in arriving at such Consolidated Net Income for such period, (ii) the portion of such Consolidated Net Income attributable to minority interests in Subsidiaries, and (iii) the amount of all dividends received during such period by the Guarantor or any of its Subsidiaries from Persons other than Subsidiaries of the Guarantor, to the extent not included in calculating Consolidated Net Income for such period and (y) deducting there from (i) the amount of all dividends paid by Subsidiaries of the Guarantor to Persons other than the Guarantor or Wholly-Owned Subsidiaries of the Guarantor during such period, (ii) the net income for such period of Persons other than Subsidiaries of the Guarantor, to the extent allocated to the equity interest of the Guarantor or any such Subsidiary in such persons, and (iii) an amount, if positive, equal to (x) the amount of all dividends paid by the Guarantor to its common or preferred shareholders during such period, minus (y) 50% of the Consolidated Net Income.

      "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other accounts which, in accordance with generally accepted accounting principles in the United States, constitutes stockholders equity, but in any event deducting there from any treasury stock, provided that each of the foregoing shall be determined without giving effect to any foreign currency translation adjustments.

      "Short-term Preferred Stock" shall mean any preferred stock of any Subsidiary of the Guarantor that has any maturity or redemption date, or that can be required to be redeemed at the option of the holder thereof, on or before the date one year after the Expiry Date (the amount of any Short-term Preferred Stock being calculated for the purposes of the definition of the term "Consolidated Indebtedness" as the higher of the liquidation preference or the redemption price thereof).

      "Subordinated Indebtedness" of any Person shall mean all Indebtedness of such Person which is subordinated both to the Obligations under the Credit Agreement and all obligations arising under this Guaranty, on terms and conditions satisfactory to the Administrative Agent and the Required Banks; provided that when used with respect to the Guarantor, the term "Subordinated Indebtedness" shall be deemed to include (i) all Indebtedness of the Guarantor evidenced by its Zero-Coupon Convertible Notes due 2031 and its Zero-Coupon Convertible Notes due 2032, in each case as such Debentures (and the respective indenture governing the terms thereof) are in effect on the date hereof and (ii) all Indebtedness of the Guarantor evidenced and governed by documentation containing subordination terms, covenants, mandatory redemption provisions, events of default and remedies available upon the existence of an event of default no less favorable to the Banks and no more restrictive on the Guarantor and its Subsidiaries than those contained in the documentation evidencing and governing the debt issuances referred to in clause (i) above; in each case as amended, modified and supplemented from time to time with the consent of the Administrative Agent and the Required Banks.

      "Total Consolidated Capitalization" shall mean, at any time, the sum of Total Consolidated Indebtedness at such time plus Consolidated Net Worth at such time.

      "Total Consolidated Indebtedness" shall mean, at any time, all Indebtedness of the Guarantor and its Subsidiaries at such time, determined on a consolidated basis.

      "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

      9. Continuing Guaranty, Etc. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege hereunder and no course of dealing between the Guarantor, any Guaranteed Party or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Guaranteed Party or the holder of any Note would otherwise have. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Guaranteed Party or the holder of any Note to any other or further action in any circumstances without notice or demand.

      10. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Parties and their successors and assigns.

      11. Amendments, Etc. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except as provided in Section 11.12 of the Credit Agreement.

      12. Receipt of Credit Agreement. The Guarantor acknowledges that an executed (or conformed) copy of the Credit Agreement has been made available to its principal executive officers and such officers are familiar with the contents thereof.

      13. Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default each of the Banks is hereby authorized at any time or from time to time, without presentment, demand, protest, or other notice of any kind to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank and its Affiliates wherever located) to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor to such Bank under this Guaranty, irrespective of whether or not such Bank shall have made any demand hereunder and although said obligations, or any of them, shall be contingent or unmatured.

      14. Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 11.03 of the Credit Agreement, provided that, for this purpose, the address of the Guarantor shall be the one specified opposite its signature below.

      15. Reinstatement. If claim is ever made upon any Guaranteed Party or the holder of any Note for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (b) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Guarantor), the Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

      16. Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against any Guaranteed Party or the holder of any Note shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

      17. Generally Accepted Accounting Principles. The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Guarantor to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Section 7 of this Guaranty shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to
Section 6(e) of this Guaranty.

      18. Governing Law, Submission to Jurisdiction. This Guaranty and the rights and obligations of the Guaranteed Parties, the holders of the Notes and the Guarantor hereunder shall be construed in accordance with and governed by the law of the State of New York. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York, and, by execution and delivery of this Agreement, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor agrees that if at any time its principal place of business is not in the City and State of New York, it will irrevocably designate, appoint and empower an agent for purposes of this Section, in the City and State of New York, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any Guaranteed Party or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction. The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with the Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      19. Judgment Currency. The obligation of the Guarantor to make payment in Dollars of any Guaranteed Obligations due hereunder shall not be discharged or satisfied by any tender, or any recovery pursuant of any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the respective Guaranteed Party in the United States of America of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations. The obligation of the Guarantor to make payment in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of any such Guaranteed Obligations, and shall not be affected by judgment being obtained for any other sums due under this Guaranty.

                                   SCHEDULE I
                                   ----------

                     MATERIAL SUBSIDIARIES OF THE GUARANTOR
                     --------------------------------------

                 (for purposes of Section 6(l) of the Guaranty)

                                                              Percentage of Voting
                                      Jurisdiction of           Securities Owned
Company                                Incorporation            by the Guarantor           Owning Entity
-------                                --------------         --------------------         -------------
Omnicom Europe Limited                United Kingdom                 100%                    Guarantor

BBDO Worldwide Inc.                      New York                    100%                    Guarantor

DDB Worldwide Communications             New York                    100%                    Guarantor
Group, Inc.

DDB Holding Europe S.C.A.                 France                      86%                    Guarantor

TBWA Worldwide Inc.                      Delaware                    100%                    Guarantor

Fleishman-Hillard Inc.                   Delaware                    100%                    Guarantor

Bernard Hodes Group Inc.                 Delaware                    100%                    Guarantor

Omnicom Media Group Holdings Inc.        Delaware                    100%                    Guarantor

DAS Holdings Inc.                        Delaware                    100%                    Guarantor

Porter Novelli Inc.                      Delaware                    100%                    Guarantor

Rapp Collins Worldwide Inc.              Delaware                    100%                    Guarantor

                                   SCHEDULE II
                                   -----------

                      EXISTING INDEBTEDNESS OF SUBSIDIARIES
                      -------------------------------------

                 (for purposes of Section 7(l) of the Guaranty)

      Subsidiary Borrower                            Lender                               Total
      -------------------                            ------                               -----

DAS  Tic Toc                                     De Lage                               $     19,548

DAS  The Designory                               Porsche                                     20,268

DAS  Gavin Anderson & Co. Consolidated           HSBC                                        66,187
                                                 Hong Kong and Shanghai                      18,073
                                                 Citibank                                   531,650
                                                 Commonwealth Bank of Australia               8,069
                                                 CLS Finance Leases                          43,016
                                                                                       ------------
                                                                                            666,995

DAS  GPC Domestic                                Lucent                                      30,767
                                                 Xerox                                       16,582
                                                                                       ------------
                                                                                             47,349

DAS  Grizzard                                    Xerox                                      195,115
                                                 IBM Credit                                 369,676
                                                 IBM Credit                                 199,923
                                                                                       ------------
                                                                                            764,714

DAS  Lieber Levett Koenig Farese Babcock         Saatchi                                    102,706
                                                 Chase Manhattan Bank                        91,663
                                                                                       ------------
                                                                                            194,369

DAS  MARC Domestic                               Aurora Insurance Company                    35,362

DAS  Matthews Media Group Inc.                   Capital Lease Phone                         51,461

DAS  MarketStar (Subsid as 01/01)                Lucent                                     204,245
                                                 First  Security Bank                       151,719
                                                 ATT                                         52,480
                                                                                       ------------
                                                                                            408,444

      Subsidiary Borrower                            Lender                               Total
      -------------------                            ------                               -----

DAS  Porter Novelli Consolidated                 Northview Bank & Trust                       4,421

DAS  Premier Magazines Inc. Consolidated         Bank Itau                                   54,156

DAS  Interbrand Corp. Consolidated               Wood                                        20,218

DAS  U30 Group                                   Dryad                                       39,794

OMG  Novus Print Media                           Integris                                   119,885
                                                                                       ------------
Total                                                                                  $  2,446,984
                                                                                       ------------

                                  SCHEDULE III

                              TYPES OF INDEBTEDNESS

(for purposes of the definition of "Consolidated Indebtedness" in Section 8 of the Guaranty)

1. Indebtedness outstanding under the Amended and Restated Credit Agreement dated as of May 10, 1996 amended and restated as of February 20, 1998, and as subsequently amended from time to time, among the Borrowers and certain financial institutions.

2. Indebtedness evidenced by the Guarantor's Zero-Coupon Convertible Notes due 2031.

3. Indebtedness evidenced by the Guarantor's Zero-Coupon Convertible Notes due 2032.

4. Indebtedness having a maturity of one year or less incurred by the Borrowers under committed or uncommitted lines of credit with one or more commercial banks.

5. Indebtedness evidenced by the Guarantor's French Franc 1,000,000,000 Notes of 1998 due June 24, 2005.